    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1995

                                                       REGISTRATION NO. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -------------

                           TCI COMMUNICATIONS, INC.
                                      AND
                           TELE-COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  DELAWARE--TCI COMMUNICATIONS, INC.    84-0588868--TCI COMMUNICATIONS, INC.
  DELAWARE--TELE-COMMUNICATIONS, INC.   84-1260157--TELE-COMMUNICATIONS, INC.
    (STATE OR OTHER JURISDICTION OF       (IRS EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                               TERRACE TOWER II
                               5619 DTC PARKWAY
                        ENGLEWOOD, COLORADO 80111-3000
                                (303) 267-5500
              (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
      INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

        STEPHEN M. BRETT, ESQ.                        COPY TO:
       TELE-COMMUNICATIONS, INC.            ELIZABETH M. MARKOWSKI, ESQ.
           TERRACE TOWER II                     BAKER & BOTTS, L.L.P.
           5619 DTC PARKWAY                       885 THIRD AVENUE
    ENGLEWOOD, COLORADO 80111-3000          NEW YORK, NEW YORK 10022-4834
            (303) 267-5500
  (NAME, ADDRESS, INCLUDING ZIP CODE,
 AND TELEPHONE NUMBER, INCLUDING AREA
      CODE, OF AGENT FOR SERVICE)

                                 -------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

                                 -------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                 -------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                PROPOSED        PROPOSED
                                                 AGGREGATE      MAXIMUM         MAXIMUM
 TITLE OF EACH CLASS OF                            AMOUNT      AGGREGATE       AGGREGATE
    SECURITIES TO BE                               TO BE        OFFERING        OFFERING        AMOUNT OF
       REGISTERED                                REGISTERED  PRICE PER UNIT   PRICE(1)(3)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Debt Securities of TCI Communications, Inc...                            ++
---------------------------------------------                             +
Tele-Communications, Inc., Series A TCI                                   +
 Group Common Stock, par value $1.00 per                                  +
 share(2)....................................       (4)           (4)     ++  $3,000,000,000 $1,034,482.76(4)
---------------------------------------------                             +
Guarantees by Tele-Communications, Inc. of                                +
 Debt Securities that are convertible into                                +
 Tele-Communications, Inc. Series A TCI                                   +
 Group Common Stock..........................                            ++

================================================================================
(1) In United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(2) Includes such presently indeterminate number of shares which may be (a) issuable from time to time upon conversion of the Debt Securities registered hereunder and (b) necessary to adjust the number of shares from time to time reserved for issuance upon such conversion in accordance with the anti-dilution provisions of the Debt Securities, as a result of a stock split, stock dividend or other adjustment to or change in the outstanding shares of Series A TCI Group Common Stock.
(3) Such amount represents the principal amount of any Debt Securities issued at their principal amount and the issue price rather than the principal amount of any Debt Securities issued at an original issue discount. No separate consideration will be received for shares of Series A TCI Group Common Stock that are issuable upon conversion of Debt Securities that are convertible into Series A TCI Group Common Stock.
(4) The aggregate amount to be registered and the aggregate offering price per unit have been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

                                 -------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

                               EXPLANATORY NOTE

  This Registration Statement contains a Prospectus relating to the offer from time to time by TCI Communications, Inc. (the "Company") of (a) its Debt Securities and (b) shares of Tele-Communications, Inc.'s Series A TCI Group Common Stock ("Series A TCI Group Common Stock") issuable upon conversion of Debt Securities of the Company that are convertible into Series A TCI Group Common Stock, with a maximum aggregate initial offering price of up to $3,000,000,000, and a Prospectus Supplement relating to the offering of up to $750,000,000 of such Debt Securities as Medium-Term Notes, Series C. Pricing information and certain other matters concerning the Medium-Term Notes, Series C, will be included in one or more Pricing Supplements to the Prospectus Supplement contained herein as Medium-Term Notes, Series C are offered and sold hereunder. With respect to Debt Securities offered as other than Medium-Term Notes, Series C, a Prospectus Supplement describing the particular terms of such Debt Securities, the designation and qualification (to the extent not already designated and qualified and described in the Prospectus contained herein) of any trustee with respect to the Debt Securities and the offer or sale thereof will be filed in accordance with the rules of the Securities and Exchange Commission.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED      , 1995)
                                 $750,000,000
                           TCI COMMUNICATIONS, INC.
                          MEDIUM-TERM NOTES, SERIES C
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                ---------------

  TCI Communications, Inc. (the "Company") may from time to time offer its unsecured Medium-Term Notes, Series C (the "Notes"), for an aggregate principal amount of up to $750,000,000 (or the equivalent thereof denominated in one or more foreign currencies or currency units), subject to reduction as a result of the sale of other Debt Securities (other than the Notes) pursuant to the accompanying Prospectus. The Notes will be offered at varying maturities from nine months or more from their dates of issue. Unless otherwise set forth in a Pricing Supplement to this Prospectus Supplement (each, a "Pricing Supplement"), the Notes may not be redeemed at the option of the Company or repaid at the option of the holder thereof prior to maturity except in the case of a Put Event. See "Description of Debt Securities--Senior Debt Securities--Change of Control" in the accompanying Prospectus. The Notes will bear interest at fixed rates, which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or variable rates ("Fixed Rate Notes" and "Floating Rate Notes", respectively). The interest rate in the case of Fixed Rate Notes, the method of determining the interest rate in the case of Floating Rate Notes, and the issue price and stated maturity date of each Note will be established at the time of issuance of such Note and will be set forth in the applicable Pricing Supplement. Interest rates, the methods of determining interest rates and issue prices are subject to change by the Company, but no such change will affect any Note theretofore issued or as to which an offer to purchase has been accepted by the Company. Unless otherwise described in the applicable Pricing Supplement, Notes denominated in U.S. Dollars will be issued in denominations of $1,000 or any integral multiple of $1,000. If the Notes are to be denominated in one or more foreign currencies or currency units (each a "Specified Currency"), then the provisions with respect thereto (including authorized denominations) will be set forth in a foreign currency supplement hereto ("Multi-Currency Prospectus Supplement") and currency exchange rate information will be set forth in the applicable Pricing Supplement.

  Each Note will be in fully registered form and represented either by a global certificate registered in the name of a nominee of The Depository Trust Company ("DTC") or another depositary (DTC or such other depositary, if any, described in the applicable Pricing Supplement is herein referred to as the "Depository") (each a "Book-Entry Note"), or a certificate issued in definitive form ("Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial ownership interests in a Book-Entry Note will be shown on, and the transfer thereof will be effected only through, records maintained by the Depository's participants. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only under the limited circumstances described herein. See "Book-Entry System". Owners of beneficial interests in Book-Entry Notes will not be considered the holders thereof.

  Unless otherwise described in the applicable Pricing Supplement, interest on each Fixed Rate Note will accrue from its Original Issue Date (as defined herein) and will be payable semiannually on each February 15 and August 15 and at maturity or, if applicable, upon redemption or repayment. The interest rate on Floating Rate Notes will be calculated by reference to one or more of the "CD Rate," and "Commercial Paper Rate," the "Federal Funds Rate," the "Prime Rate," "LIBOR," the "Treasury Rate," or such other interest rate basis or formula as may be specified in the applicable Pricing Supplement, and may be adjusted by a "Spread" or "Spread Multiplier," if any, each as defined herein. Interest on each Floating Rate Note will accrue from its Original Issue Date and will be payable as set forth therein and in the applicable Pricing Supplement and at maturity or, if applicable, upon redemption or repayment.

                                ---------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 COMMISSION  OR ANY STATE SECURITIES  COMMISSION PASSED UPON THE ACCURACY  OR
  ADEQUACY  OF THIS  PROSPECTUS SUPPLEMENT,  ANY PRICING  SUPPLEMENT OR  THE
   PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              PRICE TO             AGENTS'              PROCEEDS TO
                              PUBLIC(1)        COMMISSIONS(2)          COMPANY(2)(3)
--------------------------------------------------------------------------------------------
Per Note...............         100%             .125%-.925%            99.875%-99.075%
--------------------------------------------------------------------------------------------
Total..................     $750,000,000     $937,500-$6,937,500   $749,062,500-$743,062,500

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Each Note will be sold at 100% of its principal amount except as may be provided in the applicable Pricing Supplement.
(2) The Company will pay a commission to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Lehman Brothers, Lehman Brothers Inc. or Salomon Brothers Inc or such other agents as the Company may select (each an "Agent" and together the "Agents") in the form of a discount, ranging from .125% to .925% of the principal amount of the Notes sold through such Agent, depending upon the Stated Maturity Date (as herein defined) and the rating assigned to such Notes by nationally recognized securities rating agencies. The Company has reserved the right to sell Notes directly to investors on its own behalf, in which case no commission will be payable. The Company may sell Notes to an Agent, as principal. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note with an identical Stated Maturity Date, and may be resold by such Agent to investors or other purchasers at prevailing market prices at the time or times of resale, to be determined by the Agent or, if so agreed, at a fixed public offering price.
(3) Before deduction of expenses payable by the Company estimated to be $200,000. The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933.

                                ---------------

  The Notes are being offered on a continuous basis by the Company through the Agents, each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. Notes may also be sold to an Agent, as principal, for resale to investors or other purchasers. The Company reserves the right to sell Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so. Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any Agent, if it solicits such offer, may reject any offer to purchase Notes, in whole or in part. See "Plan of Distribution".

                                ---------------
MERRILL LYNCH & CO.
                  CS FIRST BOSTON
                                    LEHMAN BROTHERS
                                                           SALOMON BROTHERS INC

                                ---------------

            The date of this Prospectus Supplement is      , 1995.

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as the "Offered Securities" and '"Senior Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth under the heading "Description of Debt Securities" in the Prospectus, to which reference is hereby made. The following description will apply to each Note unless otherwise specified in a Multi-Currency Prospectus Supplement or in the applicable Pricing Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the accompanying Prospectus.

GENERAL

  The Notes are a series of Senior Debt Securities to be issued under the
indenture, dated as of       , 1995 (the "Indenture") between the Company and
The Bank of New York, as trustee (the "Trustee"), which Indenture is more fully described in the accompanying Prospectus. Whenever any term defined in the Indenture or the Notes is referred to, such term is incorporated by reference as part of the statements made herein and such statements are qualified in their entirety by such reference.

  The Indenture does not limit the aggregate principal amount of Senior Debt Securities that may be issued thereunder, and provides that Senior Debt Securities may be issued in one or more series up to the aggregate principal amount that may be authorized from time to time by the Company. The Notes constitute a single series of Senior Debt Securities for purposes of the Indenture, which series is unlimited in aggregate principal amount. As of the date of this Prospectus Supplement, the Company has authorized the issuance and sale of up to $750,000,000 (or the equivalent thereof denominated in one or more foreign currencies or currency units) aggregate principal amount of Notes, and the aggregate principal amount of Notes that may be offered for sale and sold pursuant to this Prospectus Supplement and the accompanying Prospectus is limited to the remainder of such amount, subject to reduction as a result of the sale after the date hereof of other Debt Securities (other than the Notes) pursuant to the accompanying Prospectus. Unless otherwise indicated in the applicable Pricing Supplement, currency amounts in this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement are stated in United States dollars ("$", "U.S.$" or "U.S. Dollars").

  The Notes are being offered on a continuous basis and each Note will mature on a Business Day (as defined below) nine months or more from its date of issue, as selected by the initial purchaser and agreed to by the Company and as specified in the applicable Pricing Supplement. Unless otherwise specified in a Note and described in the applicable Pricing Supplement, a Note may not be redeemed at the option of the Company or repaid at the option of the holder thereof prior to its Stated Maturity Date (as defined below) except in the case of a Put Event. See '"Repayment and Redemption" and "Change of Control". If so provided in a Note and described in the applicable Pricing Supplement, the Stated Maturity Date of a Note may be extended at the option of the Company. See "Extension of Maturity". The Notes will be unsecured and unsubordinated obligations of the Company, will rank equally and ratably with other unsecured and unsubordinated indebtedness of the Company and will not be convertible into common stock of the Company.

  Unless otherwise specified in such Note and described in a Multi-Currency Prospectus Supplement and the applicable Pricing Supplement, the Notes will be denominated in U.S. Dollars and payments of principal of, premium, if any, and any interest on the Notes will be made in U.S. Dollars. If any Note is to be denominated other than exclusively in U.S. Dollars, or if the principal of, premium, if any, or any interest on any Note is to be payable in one or more currencies (or currency units or in amounts determined by reference to an index or indices) other than that in which such Note is denominated, additional information with respect thereto (including authorized denominations and applicable exchange rate information) will be provided in a Multi-Currency Prospectus Supplement and the applicable Pricing Supplement. Unless otherwise described in the applicable Pricing Supplement, Notes denominated in U.S. Dollars will be issued in denominations of $1,000 or any integral multiple of $1,000.

  Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Except as set forth under "Book-Entry System", owners of beneficial interests in Book-Entry Notes will not be entitled to physical delivery of Notes in certificated form. All references herein to holders will be, with respect to Book-Entry Notes, to the Depository or its nominee. It is currently contemplated that only Notes denominated in U.S. Dollars will be issued as Book-Entry Notes. See "Book-Entry System".

  Certificated Notes will be exchangeable for Certificated Notes in other authorized denominations, in an equal aggregate principal amount and otherwise bearing identical terms and provisions, in accordance with the provisions of the Indenture. Certificated Notes may be presented for registration of transfer or for exchange at the office of the Registrar in The City of New York designated for such purpose (currently the corporate trust department of the Trustee, 101 Barclay Street, Floor 21 West, New York, New York 10286). Beneficial interests in Book-Entry Notes may be transferred through a participating member of the Depository. See "Book-Entry System". No service charge will be made for any registration of transfer or exchange of any Certificated Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

  Each Note will bear interest at either (i) a fixed rate, which may be zero in the case of Fixed Rate Notes issued at an Issue Price (as defined below) representing a discount from the principal amount payable at maturity (a "Zero Coupon Note"), or (ii) a floating rate determined by reference to an interest rate basis or combination of interest rate bases (the "Interest Rate Basis" or "Interest Rate Bases", as applicable) specified in such Floating Rate Note and described in the applicable Pricing Supplement, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below), if any. See "Fixed Rate Notes" and "Floating Rate Notes".

  Unless otherwise specified in a Note and described in a Multi-Currency Prospectus Supplement and the applicable Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, and with respect to LIBOR Notes (as defined below), is also a London Business Day. "London Business Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

  "Original Issue Discount Note" means (i) a Note, including any Zero Coupon Note, that has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its principal amount multiplied by the number of full years from the Original Issue Date to the Stated Maturity Date (each as defined below) for such Note and (ii) any other Note issued with original issue discount for United States federal income tax purposes as determined pursuant to Section 1273 of the Internal Revenue Code of 1986, as amended (the "Code").

  The Pricing Supplement relating to each Note will describe the following terms: (i) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (ii) the date on which such Note will be issued (the "Original Issue Date"); (iii) the date on which such Note will mature (the "Stated Maturity Date") and whether the Stated Maturity Date may be extended by the Company, and if so, the Final Maturity Date (as defined under "Extension of Maturity"); (iv) whether such Note is a Fixed Rate Note or a Floating Rate Note; (v) if such
Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the interest payment date or dates (if different from those set forth below under "Fixed Rate Notes") and whether such rate may be changed by the Company prior to the Stated Maturity Date; (vi) if such Note is a Floating Rate Note, the Interest Rate Basis or Interest Rate Bases, as applicable, the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread, if any, the Spread Multiplier, if any (all as defined under '"Interest Rate" and "Floating Rate Notes"), and any other terms relating to the particular method of calculating the interest rate for such Note, and whether any such Spread and/or Spread Multiplier may be changed by the Company prior to the Stated Maturity Date; (vii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity; (viii) whether such

Note will be issued initially as a Book-Entry Note or a Certificated Note;
(ix) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to the Stated Maturity Date, and, if so, the provisions relating to such redemption or repayment; and (x) any other terms of such Note not inconsistent with the provisions of the Indenture.

REPAYMENT AND REDEMPTION

  If agreed to by the initial purchaser of a Note and the Company, such Note will be subject to repayment at the option of the holder thereof in accordance with its terms on each optional repayment date therefor, if any (each an "Optional Repayment Date"). Optional Repayment Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and specified in the applicable Note. If no Optional Repayment Date is so specified with respect to a Note, such Note will not be repayable at the option of the holder thereof prior to its Stated Maturity Date. Unless otherwise specified in the Note and described in the applicable Pricing Supplement, on an Optional Repayment Date, if any, the related Note will be repayable in whole or in part (provided that the principal amount of the Note remaining outstanding after a partial repayment is an authorized denomination) at the option of the holder thereof at a price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest thereon up to, but excluding, the date of repayment (except as otherwise provided below in the case of an Original Issue Discount Note). In order for a Note to be repaid upon exercise of such repayment option, the Paying Agent must receive, not more than 60 nor less than 30 days prior to an Optional Repayment Date (except as otherwise provided under "Extension of Maturity"), at the office in The City of New York designated for such purpose (currently the corporate trust department of the Trustee, at 101 Barclay Street, Floor 21 West, New York, New York 10286), either (i) the Note, with the form entitled "Option to Elect Repayment" included in the Note duly completed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" included in the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder thereof will be irrevocable with respect to each Note for which such repayment election is made except as otherwise provided under "Extension of Maturity". No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, which determination will be final, binding and non-appealable.

  In the case of a Book-Entry Note, the Depository's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depository's nominee will timely exercise a right to repayment with respect to a beneficial owner's interest in a Book-Entry Note, such beneficial owner must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depository of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Book-Entry Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository.

  The Notes will not have a sinking fund unless otherwise described in the applicable Pricing Supplement. If agreed to by the initial purchaser of a Note and the Company, such Note will be subject to redemption at the option of the Company in accordance with its terms on and after a date, if any, fixed at the time of sale and set forth in the applicable Pricing Supplement and specified in the applicable Note ("Initial Redemption Date"). If no Initial Redemption Date is so specified with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date. Unless otherwise specified in the Note and described in the applicable Pricing Supplement, on and after the Initial Redemption Date, if any, the related Note will be redeemable at any time in whole or from time to time in part (provided that the principal amount of the Note remaining outstanding after a partial redemption is an authorized denomination) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued and unpaid interest on the principal amount to be redeemed to but excluding the date of redemption, on notice given by the Company or the Trustee to the holder thereof not more than 60 nor less than 30 days prior to the date of redemption. Unless otherwise specified in the Note and described in the applicable Pricing Supplement, and except as otherwise provided below in the case of an Original Issue Discount Note, the "Redemption Price" will initially be the Initial Redemption Percentage, if any, specified in the Note and described in the applicable Pricing Supplement, of the principal amount of such Note to be redeemed and, if the Initial Redemption Percentage is greater than 100%, the Redemption Price will decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified in the Note and described in the applicable Pricing Supplement, of the principal amount thereof to be redeemed until the Redemption Price is 100% of such principal amount. Whenever less than all of the Notes of the Company at any time outstanding are to be redeemed, the Company will select the particular Notes to be so redeemed, provided that if less than all the Notes of the Company with identical terms at any time outstanding are to be redeemed, the Notes to be so redeemed will be selected by the Trustee by lot or such method as the Trustee considers fair and appropriate.

  Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in a Note and described in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption at the option of the Company or repayment at the option of a holder on an Optional Repayment Date prior to its Stated Maturity Date shall be the Amortized Face Amount (as defined under "Payment of Principal and Interest") of such Note calculated as of the date of such redemption or the date of such repayment, as the case may be.

REPURCHASE

  The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

CHANGE OF CONTROL

  As more fully described in the accompanying Prospectus under the caption "Description of Debt Securities--Senior Debt Securities--Change of Control",
Section 4.02 of the Indenture provides that, if a Put Event occurs, each holder of a Note will have the right, as provided in, and subject to the terms of, the Indenture, to require the Company to repurchase all or any portion of such holder's Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (or if such Notes are Original Issue Discount Notes, 100% of that portion of the principal amount thereof that would be payable if the maturity thereof were accelerated pursuant to the Indenture to the date of repurchase). See "Payment of Principal and Interest". Unless otherwise specified in a Note and described in the applicable Pricing Supplement, a Put Event will occur if, among other things, there is a Change of Control of the Company or, for so long as the Company is a subsidiary of Tele-Communications, Inc. ("Parent"), a Change of Control of the Parent, at any time after the Original Issue Date of a Note and on or prior to the Stated Maturity Date thereof (or, if the Stated Maturity Date is extended as described under "Extension of Maturity", the Final Maturity Date). The applicability of this covenant is limited. See "Description of Debt Securities--Senior Debt Securities--Change of Control" and "--Definitions" in the accompanying Prospectus. Among other things, it would not apply to the acquisition of shares of the Company's or the Parent's common stock by a Controlling Person or by any other person if and for so long as the shares of such company's common stock beneficially owned by the Controlling Persons (and, in the case of the Company, by the Parent and subsidiaries of the Parent) represent in the aggregate thirty percent (30%) or more of the combined voting power of all shares of such company's common stock calculated on a fully diluted basis. The term "Controlling Person" includes each of the Company's Chairman of the Board, its President and each director of the Company as of the date of the

Indenture, their respective family members, estates and heirs, Kearns-Tribune Corporation and the trustee under the Parent's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Parent or the Company or any subsidiary of the Parent or the Company. See "Description of Debt Securities--Senior Debt Securities-- Definitions" in the accompanying Prospectus.

  The Company's payment obligations with respect to the Notes, including its obligation to pay the purchase price of a Note the holder of which has elected to require the Company to repurchase such Note following the occurrence of a Put Event, are unsecured, unsubordinated obligations of the Company and are pari passu (equal and ratable) with other unsecured, unsubordinated indebtedness of the Company. There are other issues of senior indebtedness of the Company outstanding in addition to the Notes that would permit the holders to require the Company to repurchase or repay such indebtedness upon the occurrence of a Put Event or events similar thereto and the Company anticipates that it will continue to issue indebtedness with similar covenants in the future. Approximately $6.30 billion of the Company's outstanding indebtedness at June 30, 1995 included provisions that would permit the holders to require the Company to repurchase or repay such indebtedness upon the occurrence of a Put Event, a Change of Control or events similar thereto, which obligation of the Company would rank on a parity with its repurchase obligation with respect to the Notes. In addition, approximately $2.67 billion of the outstanding indebtedness of the Company's subsidiaries at June 30, 1995 included provisions that require the applicable subsidiary to repurchase or repay such indebtedness upon a Change of Control or events similar thereto. See "Description of Debt Securities" in the accompanying Prospectus. If a Put Event were to occur, there can be no assurance that the Company would have sufficient funds to satisfy its repurchase obligations with respect to the Notes and such other indebtedness. The failure of the Company to repurchase a Note which the holder has elected to require it to repurchase following the occurrence of a Put Event would constitute an Event of Default with respect to the Notes and may cause the acceleration of the maturity of other indebtedness of the Company after notice and/or passage of time.

  No amendment, supplement or waiver may be made to the Indenture or to the Notes which would materially adversely affect the rights of any holder of Notes to require the Company to purchase such Notes upon the occurrence of a Put Event without the consent of the holder of each outstanding Note.

PAYMENT OF PRINCIPAL AND INTEREST

  The principal of, premium, if any, and interest, if any, on each Note are payable by the Company in U.S. Dollars, unless otherwise specified in a Note and described in a Multi-Currency Prospectus Supplement and the applicable Pricing Supplement.

  Principal of, premium, if any, and interest, if any, on any Certificated Note will be payable when due upon presentation and surrender of such Note at the office of the Paying Agent in The City of New York designated for such purpose (currently the corporate trust department of the Trustee, 101 Barclay Street, Floor 21 West, New York, New York 10286); provided, however, that payment of interest, other than interest payable on the Stated Maturity Date or on the date of redemption or repayment if a Note is redeemed or repaid prior to maturity (such Stated Maturity Date or date of redemption or repayment with respect to any Note, as the case may be, being collectively referred to herein as the "Maturity Date" with respect to the amount of principal and any premium and interest payable on such date) may be made by mailing a check to the holder at the address of such holder appearing on the security register for the Notes at the close of business on the applicable Regular Record Date (as defined below). Notwithstanding the foregoing, a holder of $10,000,000 or more in aggregate principal amount of Certificated Notes having the same Interest Payment Dates (as defined below) shall be entitled to receive such interest payments in U.S. Dollars by wire transfer of immediately available funds to an account at a bank in The City of New York (or other bank consented to by the Paying Agent and the Company) designated by such holder (provided that such bank has appropriate facilities therefor), but only if appropriate payment instructions in writing have been received by the Paying Agent not less than 16 calendar days prior to the applicable Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement (and subject to extension as provided under "Extension of Maturity"), payments of principal of and any premium and interest on Certificated Notes will be made on the Maturity Date in immediately available funds, provided that the

Certificated Notes to be paid are presented and surrendered to the Paying Agent as provided above in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such payments will be made by wire transfer to an account at a bank in The City of New York (or other bank consented to by the Paying Agent and the Company) designated by the holder of the Notes (provided that such bank has appropriate facilities therefor), provided that wire transfer instructions in writing have been received by the Paying Agent not less than 16 calendar days prior to such Maturity Date. Beneficial owners of Book-Entry Notes will be paid in accordance with the Depository's and its participants' procedures in effect from time to time. See "Book-Entry System". If required by applicable law or instructed by the Company or any governmental agency that taxes or other governmental charges should be withheld, the Paying Agent shall withhold any such taxes or other governmental charges on any payments made in connection with any Note.

  Unless otherwise specified in a note and described in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be, or automatically becomes, due and payable immediately as described in the accompanying Prospectus under "Description of Debt Securities--Defaults and Remedies", the amount of principal due and payable with respect to such Note shall be the Amortized Face Amount of such Note calculated as of the date of such acceleration of the maturity of such Note. The "Amortized Face Amount" of an Original Issue Discount Note as of any date for which a calculation is being made shall be an amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to the date with respect to which such calculation is being made, but in no event shall the Amortized Face Amount of an original Issue Discount Note exceed its principal amount.

  Interest on any Note will be payable on each date specified on which an installment of interest is due and payable ("Interest Payment Date") and at the Maturity Date. Unless otherwise indicated in the applicable Pricing Supplement and specified in the Note, the Interest Payment Dates for Fixed Rate Notes will be as described below under "Fixed Rate Notes" and the Interest Payment Dates for Floating Rate Notes will be determined in the manner described below under "Floating Rate Notes". Unless otherwise indicated in the applicable Pricing Supplement and specified in the Note, interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name such Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date; provided, however, that unless otherwise specified in such Note and the applicable Pricing Supplement the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and the next succeeding Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date; provided, further, that interest payable at the Maturity Date will be payable to the person to whom principal shall be payable. "Regular Record Date" means the date as of which a Note must be registered in a person's name in order for such person to receive an interest payment on the next succeeding Interest Payment Date. Unless otherwise indicated in the applicable Pricing Supplement and specified in the Note, the Regular Record Date for an Interest Payment Date will be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

  Unless otherwise specified in a Note and described in the applicable Pricing Supplement, all percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward), and all U.S. Dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. This limit may not apply to Notes in which $2,500,000 or more has been invested.

INTEREST RATE

  The applicable Pricing Supplement relating to Fixed Rate Notes will designate a fixed rate of interest per annum (which may be zero in the event such Notes are Zero Coupon Notes) payable on such Notes. See "Fixed Rate Notes" and "Zero Coupon Notes".

  Each Floating Rate Note will bear interest at a rate determined by reference to an Interest Rate Basis or two or more interest Rate Bases which may be adjusted in either case by adding or subtracting a Spread ("Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in a Note and described in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note), if any, or by multiplying by the Spread Multiplier ("Spread Multiplier" is the percentage specified in a Note and described in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate
Note), if any. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated. A Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period ("Maximum Interest Rate"); and
(ii) a minimum limitation, or floor, on the rate of interest which may accrue during any interest period ("Minimum Interest Rate").

  The applicable Pricing Supplement relating to Floating Rate Notes will designate, and each Floating Rate Note will specify, one or more of the following Interest Rate Bases as applicable to the relevant Note: (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note, (b) the Certificate of Deposit Rate (the "CD Rate"), in which case such note will be a CD Rate Note; (c) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note; (d) the Prime Rate, in which case such Note will be a Prime Rate Note; (e) London Interbank Offered Rate ("LIBOR"), in which case such Note will be a LIBOR Note; (f) the Treasury Rate, in which case such Note will be a Treasury Rate Note; or (g) such other interest rate basis or formula as is set forth in such Pricing Supplement. A Floating Rate Note may bear interest at a rate determined by reference to two or more Interest Rate Bases (other than the Treasury Rate) and, if so, the applicable Pricing Supplement will describe the Interest Rate Bases applicable to such Note.

  Interest rates, interest rate formulas and other variable terms of a Note are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

FIXED RATE NOTES

  Unless otherwise described in the applicable Pricing Supplement, each Fixed Rate Note will bear interest (which may be zero in the event such Note is a Zero Coupon Note) from the Original Issue Date at the rate per annum stated on the face thereof until the principal thereof is paid or made available for payment. Unless otherwise specified in the Note and described in the applicable Pricing Supplement and except as described below under "Extension of Maturity", interest, to the extent payable, will be payable semiannually on the "Interest Payment Dates" therefor (which will be on February 15 and August 15 of each year) and on the Maturity Date. Interest will be computed on the basis of a 360-day year of twelve, 30-day months. Interest payments on a Fixed Rate Note shall include interest accrued from and including the Original Issue Date of such Note, or the most recent date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the related Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date or Maturity Date for a Fixed Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest, if any, will be made on the next succeeding Business Day as if it were made on the date such payment were due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

FLOATING RATE NOTES

  Each Floating Rate Note will specify and the applicable Pricing Supplement will describe the Interest Rate Basis or Bases and the Spread and/or Spread Multiplier, if any, and the Maximum Interest Rate and/or

Minimum Interest Rate, in each case if any, applicable to each Floating Rate Note. In addition, each Floating Rate Note will specify and the applicable Pricing Supplement will describe or particularize all applicable variable terms of such Floating Rate Note. Unless otherwise described in the applicable Pricing Supplement, each Floating Rate Note will bear interest at the rate or rates per annum determined in accordance with the interest rate formula so specified therein and described in the applicable Pricing Supplement from the Original Issue Date until the principal thereof is paid or made available for payment.

  Floating Rate Notes will have daily, weekly, monthly, quarterly, semiannual or annual resets of the rate of interest (such period applicable to a Note being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), which will be described in the applicable Pricing Supplement and specified in the Note. Unless otherwise so specified, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes which reset weekly, Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset Tuesday of each week, except as specified below); in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of the two months specified in such Note and described in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in such Note and described in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

  The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date with respect to such Interest Reset Period will be the rate determined by reference to the Interest Rate Basis or Bases on the applicable "Interest Determination Date". The Interest Determination Date with respect to the Commercial Paper Rate, the CD Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date for the related Note. The Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date for the related Note. The Interest Determination Date with respect to the Treasury Rate, unless otherwise specified in the related Treasury Rate Note, will be the day of the week in which the related Interest Reset Date falls on which Treasury Bills (as defined under "Treasury Rate" below) of the applicable Index Maturity are auctioned. Treasury Bills are normally sold at auction on Monday of each week unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date for the Interest Reset Date occurring in the next succeeding week. If an auction date falls on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date will instead be the first Business Day following such auction date. The Interest Determination Date for a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the first Business Day which is at least two Business Days prior to the related Interest Reset Date for such Note on which each Interest Rate Basis shall be determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate shall take effect on the related Interest Reset Date.

  Interest on each Floating Rate Note will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period"). Except as provided below or in the applicable Pricing Supplement, interest will be payable in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in such Note and the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in such Note and the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in such Note and the applicable Pricing Supplement (each, an "Interest Payment Date") and, in each case, at maturity. If any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a

Business Day except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the maturity Date of any Floating Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest, will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date.

  Interest payments on each Interest Payment Date for Floating Rate Notes (except in the case of Floating Rate Notes that reset daily or weekly) will include accrued interest from and including the Original Issue Date, or the most recent date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be. Unless otherwise specified in such Note and described in the applicable Pricing Supplement, in the case of Floating Rate Notes that reset daily or weekly, interest payments will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid or duly provided for, as the case may be, to, and including, the Regular Record Date immediately preceding the applicable Interest Payment Date, and at maturity the interest payments will include accrued interest from and including the Original Issue Date, or from but excluding the last date in respect of which interest has been paid or duly provided for, as the case may be, to, but excluding, the Maturity Date.

  With respect to each Floating Rate Note, accrued interest will be calculated by multiplying the principal amount thereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate in effect for such day by 360, in the case of Notes having as their Interest Rate Basis the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year, in the case of Notes having as their Interest Rate Basis the Treasury Rate. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum Interest Rate or Minimum Interest Rate limitation and to any adjustment by a Spread and/or Spread Multiplier; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the initial Interest Reset Date ("Initial Interest Reset Rate") will be the rate specified as such in the Floating Rate Note ("Initial Interest Rate") and (ii) unless otherwise described in the applicable Pricing Supplement and specified in the Note the interest rate in effect for the ten days immediately prior to a Maturity Date will be that in effect on the tenth calendar day preceding such Maturity Date. Unless otherwise described in the applicable Pricing Supplement and specified in the Note, the interest factor for each Floating Rate Note for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

  Unless otherwise specified in a Floating Rate Note and described in the applicable Pricing Supplement, the Trustee will be the Calculation Agent with respect to each Floating Rate Note. The Calculation Agent is currently located at 101 Barclay Street, New York, New York 10286 (telephone number: (212) 815-5375; facsimile number: (212) 815-5915). Upon request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. Any such calculation by the Calculation Agent shall, absent manifest error, be conclusive and binding for all purposes.

  The "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

CD RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest
Determination Date relating to a CD Rate Note or any Interest Determination

Date for a Floating Rate Note for which one of the Interest Rate Bases is the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity described in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity described in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate for such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the secondary market offered rates, as of approximately 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers (which, unless otherwise described in the applicable Pricing Supplement, may include an affiliate of the Calculation Agent or an Agent) in negotiable U.S. Dollar certificates of deposit in The City of New York selected by the Calculation Agent, for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate determined with respect to the immediately preceding CD Rate Interest Determination Date or, in the case of the first CD Rate Interest Determination Date, the Initial Interest Rate.

  CD Rate Notes and other Notes are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

COMMERCIAL PAPER RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Interest Determination Date for a Floating Rate Note for which one of the Interest Rate Bases is the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity described in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper of the Index Maturity described in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the offered rates, as of approximately 11:00 a.m., New York City time on such Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper (which, unless otherwise described in the applicable Pricing Supplement, may include an affiliate of the Calculation Agent or an Agent) in The City of New York selected by the Calculation Agent, for commercial paper having the Index Maturity described in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA" or its equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper

Rate determined with respect to the immediately preceding Commercial Paper Rate Interest Determination Date or, in the case of the first Commercial Paper Rate Interest Determination Date, the Initial Interest Rate.

  "Money Market Yield" shall be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                                           D X 360
               MONEY MARKET YIELD = -------------------- X 100
                                        360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

FEDERAL FUNDS RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Interest Determination Date for a Floating Rate Note for which one of the Interest Rate Bases is the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date for Federal Funds as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the rates, as of approximately 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate determined with respect to the immediately preceding Federal Funds Rate Interest Determination Date or, in the case of the first Federal Funds Rate Interest Determination Date, the Initial Interest Rate.

PRIME RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Interest Determination Date for a Floating Rate Note for which one of the Interest Rate Bases is the Prime Rate (a "Prime Rate Interest Determination Date"), the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point), as calculated by the Calculation Agent, of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company). If fewer than three quotations are provided, the Prime Rate will be calculated by the Calculation Agent (as described above) on the basis of the prime rates quoted in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or state authority, selected by the Calculation Agent (after consultation with the Company) to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate determined with respect to the immediately preceding Prime Rate Interest Determination Date or, in the case of the first Prime Rate Interest Determination Date, the Initial Interest Rate.

LIBOR

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to any Interest Determination Date relating to a LIBOR Note or any Interest Determination Date for a Floating Rate Note for which one of the Interest Rate Bases is LIBOR ("LIBOR Interest Determination Date"), LIBOR will be, as specified in the Note and described in the applicable Pricing Supplement, either: (a) the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the offered rates, as calculated by the Calculation Agent, for deposits in U.S. Dollars of not less than U.S. $1,000,000 having the Index Maturity described in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Reuters Screen LIBO Page (as defined below) as of approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. Dollars of not less than U.S. $1,000,000 having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated on page '"3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the Note and applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as described in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with a quotation of the rate at which deposits in U.S. Dollars for the period of the Index Maturity described in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the rates quoted as of approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. Dollars to leading European banks, having the Index Maturity described in the applicable Pricing Supplement commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be the LIBOR determined with respect to the immediately preceding LIBOR Interest Determination Date or, in the case of the first LIBOR Interest Determination Date, the Initial Interest Rate.

TREASURY RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note (a "Treasury Rate Interest Determination Date"), the rate for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity described in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading, "U.S. Government Securities--Treasury Bills-- auction average (investment)," or if not so published by 3:00 p.m., New York City time, on the Calculation Date relating to such Treasury Rate Interest Determination Date, the Treasury Rate will be the auction average rate (expressed as a bond equivalent, rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity described in the applicable Pricing Supplement are not published or announced as described above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate for such Treasury Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which, unless otherwise described in the applicable Pricing Supplement, may include an affiliate of the Calculation Agent or an Agent) selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills will a remaining maturity closest to the Index Maturity described in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate determined with respect to the immediately preceding Treasury Rate Interest Determination Date or, in the case of the first Treasury Rate Interest Determination Date, the Initial Interest Rate.

ZERO COUPON NOTES

  Each Zero Coupon Note will be offered at a substantial discount from its principal amount at maturity. There will be no periodic payments of interest with respect to a Zero Coupon Note. The calculation of the accrual of Original Issue Discount (the difference between the Issue Price and the principal amount at maturity of a Zero Coupon Note) in the period during which a Zero Coupon Note remains outstanding will be on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months. Upon maturity, Original Issue Discount will cease to accrue on a Zero Coupon Note. Each Zero Coupon Note will set forth, among other things, the Original Issue Date, the Issue Price, the yield to maturity, and the amount of Original Issue Discount applicable to such Note. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the holder of a Zero Coupon Note is, under Title 11 of the United States Code, limited to the Amortized Face Amount of such Zero Coupon Note calculated as of the date of commencement of the proceeding.

EXTENSION OF MATURITY

  Each Note will specify and the Pricing Supplement relating to each Note will describe whether the Company has the option to extend the Stated Maturity Date of such Note for one or more whole year periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") specified in such Note and described in such Pricing Supplement and the basis or formula, if any, for setting the interest rate or the Spread and/or Spread Multiplier, if any, as the case may be, applicable to any such Extension Period.

  The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity Date of such Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). No later than 40 days prior to the Original Stated Maturity Date, the Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such

Extension Period, by first class mail, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity Date of such Note, (ii) the new Stated Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier, if any, applicable to the Extension Period, and (iv) the provisions, if any, for redemption at the option of the Company during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the holder of a Note, the Stated Maturity Date of such Note shall be extended automatically as set forth in the Extension Notice, and except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

  Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier in the case of a Floating Rate Note, for the Extension Period by mailing or causing the Trustee to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, first class mail, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Notes with identical terms with respect to which the Stated Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, as the case may be, in the case of a Floating Rate Note, for the Extension Period.

  If the Company elects to extend the Stated Maturity Date of a Note, the holder of such Note may, if specified in such Note and described in the applicable Pricing Supplement, have the option to elect repayment of such Note by the Company on the Original Stated Maturity Date at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date or, if such Note is an Original Issue Discount Note, the Amortized Face Amount of such Note calculated as of such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the holder thereof must follow the procedures for optional repayment set forth above under "Repayment and Redemption", except that the period for delivery of such Note to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity Date and except that a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity Date.

MULTI-CURRENCY NOTES AND INDEXED NOTES

  If any Note is not to be denominated in U.S. Dollars, certain provisions with respect thereto will be set forth in a Multi-Currency Prospectus Supplement and an applicable Pricing Supplement which will specify the currency or currencies, including composite currencies such as the European Currency Unit, in which the principal, premium, if any, and interest, if any, with respect to such Note are to be paid (the "Specified Currency"), along with any other terms relating to the non-U.S. Dollar denomination.

  The Notes also may be issued with the principal amount payable at maturity to be determined with reference to the exchange rate of a Specified Currency relative to an indexed currency (the "Indexed Currency") or other index, each as set forth in the Multi-Currency Prospectus Supplement and an applicable Pricing Supplement. Holders of such Notes may receive a principal amount at maturity that is greater than or less than the face amount of the Note depending upon the relative value at maturity of the Specified Currency compared to the Indexed Currency or other index. Information as to the method for determining the principal amount payable at maturity, the relative value of the Specified Currency compared to the applicable Indexed Currency or other index and certain additional risks and tax considerations associated with investment in such Notes will be set forth in the applicable Multi-Currency Prospectus Supplement.

                               BOOK-ENTRY SYSTEM

  The Notes may be issued in whole or in part as Book-Entry Notes represented by a Global Security (as defined in the accompanying Prospectus) deposited with, or on behalf of, the Depository and registered in the name of the Depository or a nominee of the Depository. Unless otherwise specified in the applicable Pricing Supplement, DTC will be the Depository.

  So long as the Depository for a Global Security, or a nominee of the Depository, is the registered owner of the Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Book-Entry Notes represented by a Global Security will not be considered the owners or holders thereof under the Indenture, will not be entitled to have Book-Entry Notes represented by such Global Security registered in their names and will not be entitled to physical delivery of Notes in certificated form evidencing their respective beneficial interests therein. A Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository of a nominee of such successor.

  Payments of principal of and any premium and interest on Book-Entry Notes represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Trustee, any Paying Agent nor the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Book-Entry Notes represented by a Global Security or for maintaining, supervision or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depository or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in Book-Entry Notes represented by such Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

  If the Depository with respect to any Global Security is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days of such time, the Company will issue Certificated Notes in exchange for each Book-Entry Note represented by such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Notes represented by a Global Security and, in such event, will issue Certificated Notes in exchange for the Book-Entry Notes represented by such Global Security. In either instance, an owner of a beneficial interest in a Book-Entry Note will be entitled to have a Certificated Note or Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Note or Notes.

  DTC has advised the Company and the Agents as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for persons that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movements of securities certificates. DTC's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

  DTC has also advised the Company and the Agents that, upon the issuance by the Company of Book-Entry Notes represented by a Global Security, DTC will credit on its book-entry registration and transfer system the respective principal amounts of the Book-Entry Notes represented by such Global Security to the accounts of participants. The accounts to be credited shall be designated by the applicable Agent or by the Company if such Notes are offered and sold directly by the Company. Ownership of beneficial interests in Book-Entry Notes represented by a Global Security registered in the name of DTC or its nominee will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in Book-Entry Notes represented by a Global Security registered in the name of DTC or its nominee will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants), or by participants or persons that may hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in Book-Entry Notes.

                   CERTAIN UNITED STATES TAX CONSIDERATIONS

UNITED STATES HOLDERS

  The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of a Note that is a United States person (as defined in the Code), or that otherwise is subject to United States federal income taxation on a net income basis in respect of a Note. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with holders that will hold Notes as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules, such as financial institutions, tax-exempt organizations, insurance companies or dealers in securities or currencies, or persons that will hold Notes as a position in a "straddle" or as part of a hedging transaction for tax purposes. This summary does not include a discussion of tax consequences to holders of any Note in which principal, premium, if any, and interest, if any, with respect to such Note are to be paid in a Specified Currency or which is an Indexed Currency Note. Additional United States federal income tax considerations applicable to particular Notes may be set forth in the applicable Multi-Currency Prospectus Supplement or Pricing Supplement.

  Investors should consult their own tax advisors in determining the tax consequences to them of holding and disposing of Notes, including the application to their particular situation of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

  Payments of Interest. Payments of Qualified Stated Interest (as defined below) on a Note will be taxable to a holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the holder's method of tax accounting). In general, Qualified Stated Interest is stated interest which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. (For a special rule in the case of Floating Rate Notes, see below.)

  Purchase, Sale and Retirement of Notes. A holder's tax-basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount (and accrued market discount, if any, if the holder has included such market discount in income) and reduced by any amortized premium (each as described below) and any payments other than payments of Qualified Stated Interest made on such Note.

  Upon the sale, exchange or retirement of a Note, a holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued and unpaid interest, which will be taxable as such) and the holder's tax basis in the Note.

  Except as otherwise discussed below, gain or loss recognized by a holder on the sale, exchange or retirement of a Note generally will be long-term capital gain or loss if the holder has held the Note for more than one year at the time of disposition. Currently, for individuals, long-term capital gain is subject to a maximum rate of taxation of 28%, as opposed to a maximum rate of 39.6% for ordinary income. The distinction between capital gain or loss and ordinary income or loss is also important for purposes of the limitations on a holder's ability to offset capital losses against ordinary income.

  Original Issue Discount. Holders of Original Issue Discount Notes generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain Treasury Regulations issued on January 27, 1994 (the "OID Regulations"). Holders of such Notes should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

  For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimus amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date). The issue price of an issue of Notes equals the first price at which a substantial amount of such Notes has been sold. The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than payments of Qualified Stated Interest. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then part or all of the stated interest on the Note would be treated entirely as original issue discount rather than Qualified Stated Interest.

  In general, each holder of an Original Issue Discount Note, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that Note for all days during the taxable year on which the holder owns the Note. The daily portions of original issue discount on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An accrual period may be any length of time, and the lengths may vary during the time the Note is outstanding, so long as no accrual period is greater than one year and provided that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. In the case of an initial holder, the amount of original issue discount on an Original Issue Discount Note allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the Note by the yield to maturity of the Note (as adjusted for the length of the accrual period) and (ii) subtracting from that product the amount, if any, of Qualified Stated Interest allocable to that accrual period.

  The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period will generally be the sum of its issue price and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than payments of Qualified Stated Interest, if any, made with respect to such Note in all prior accrual periods. As discussed above, in order to determine the amount of original issue discount allocable to an accrual period, the adjusted issue price of an Original Issue Discount Note will be multiplied by the Note's yield to maturity (as adjusted for the length of the accrual period). As a result of this "constant yield" method of including original issue discount into income, the amounts so includible in income by a holder, in respect of an Original Issue Discount Note, are generally lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

  In the case of Floating Rate Notes, special rules apply. Such a Note will qualify as a "variable rate debt instrument" if it (i) has an issue price which does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to the Floating Rate Note's maturity from its issue date or (b) 15 percent of the total noncontingent principal payments; (ii) provides for stated interest, paid or compounded at least annually, at current values of (a) one or more qualified floating rates,
(b) a single fixed rate and one or more qualified floating rates, (c) a single fixed rate and a single objective rate that is a qualified inverse floating rate or (d) a single objective rate. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. A multiple of a qualified floating rate is generally not a qualified floating rate, except that a multiple greater than zero and not more than 1.35 is permissible (and the product can be decreased or increased by a fixed rate). An objective rate is a rate (other than a qualified floating rate) which is determined using a single fixed formula and which is based upon (i) either the yield or changes in the price of one or more items of personal property that is actively traded (other than stock or debt of the issuer or a related party); (ii) one or more qualified floating rates; (iii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which Floating Rate Note is denominated, or (iv) a combination of the above rates. A qualified inverse floating rate is an objective rate in which (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. The fact that a Floating Rate Note has a Maximum Interest Rate or a Minimum Interest Rate will not affect the qualification of the Floating Rate Note as a "variable rate debt instrument" if such Maximum or Minimum Interest Rates are fixed throughout the term of the debt instruments, or such Maximum or Minimum Interest Rates are not reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the yield would be without the restriction of the Maximum or Minimum Interest Rate. The OID Regulations also provide that if a Floating Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Floating Rate Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

  If a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, then any stated interest on such Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute Qualified Stated Interest and will be taxed accordingly. Thus, a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Floating Rate Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. Original issue discount on such a Floating Rate Note arising from "true" discount is allocated to an accrual period using the constant yield method described above.

  In general, any other Floating Rate Note that qualifies as a "variable rate debt instrument" will be deemed to be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and Qualified Stated Interest on the Floating Rate Note. The OID Regulations generally require that such a Floating Rate Note be treated as converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Floating Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Floating Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Floating Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note. In the case of a Floating Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Floating Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Floating Rate Note as of the Floating Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Floating Rate Note is then treated as converted into an "equivalent" fixed rate debt instrument in the manner described above.

  Once the Floating Rate Note is deemed converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a United States holder of the Floating Rate Note will account for such original issue discount and qualified stated interest as if the United States holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Floating Rate Note during the accrual period.

  If a Floating Rate Note does not qualify for the above treatment, then the Note will be an Original Issue Discount Note and the interest on such Note will be treated as contingent interest. Contingent interest is generally includible in income as it becomes fixed, to the extent that such interest exceeds any minimum stated interest. The regulations governing contingent interest are still in proposed form, so that details of the law governing contingent interest are still uncertain.

  A subsequent holder of an Original Issue Discount Note that does not purchase the Note at a cost which exceeds its stated redemption price at maturity, reduced by the amount of any payment made on the Note prior to the date of purchase other than payments of Qualified Stated Interest, also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if the subsequent holder acquires the Original Issue Discount Note at a lower yield to maturity than the yield of the Note for original issue discount purposes with respect to the initial holder of the Note, the subsequent holder may reduce its periodic inclusions of original issue discount income to reflect the lower yield to maturity of the Note.

  In general, an individual or other cash method holder of an Original Issue Discount Note that matures one year or less from the date of its issuance (a "short-term Original Issue Discount Note") is not required to accrue original issue discount for United States federal income tax purposes unless an election is made to do so. United States holders who report income for federal income tax purposes on the accrual method and certain other holders, including banks and dealers in securities, are required to include original issue discount on such short-term Original Issue Discount Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant interest method based on daily compounding. In the case of a holder who is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of the short-term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant interest method based on daily compounding) through the date of sale, exchange or retirement. In addition, such non-electing holders which are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is realized.

  If any Note is issued with Optional Repayment Dates, the yield and maturity on the Note will be calculated by assuming that the Note will be repaid on the first Optional Repayment Date is such repayment would increase the yield on the Note. If the Note is deemed to be repaid on the first Optional Repayment Date, but it not in fact repaid on such date, then for purposes of calculating original issue discount, a new Note will be deemed issued on such date for the Note's adjusted issue price on such date, and the rules outlined in this and the previous sentence will apply with respect to al subsequent Optional Repayment Dates.

  If any Note is issued with Redemption Dates, the yield and maturity on such Note will be calculated by assuming that the Note will be redeemed on the Initial Redemption Date if such redemption would decrease the yield on the Note. If the Note is deemed to be redeemed on the Initial Redemption Date, but is not in fact redeemed on such date, then for purposes of calculating original issue discount, a new Note will be deemed issued on such date for the Note's adjusted issue price on such date, and the rules outlined in this and the previous sentence will apply with respect to all subsequent Redemption Dates.

  If any Note is subject to an Extension Period, then the yield and maturity on such Note shall be calculated by deeming the Final Maturity Date to be the Stated Maturity Date of the Note and treating the Original Stated Maturity Date as being the date on which the Company has a call option on the Note. Such call option will be deemed to be exercised on the Original Stated Maturity Date if, and only if, by utilizing the Original Stated Maturity Date as the Maturity Date and the redemption price on such date as the stated redemption price at maturity, the yield to maturity of the Note is lower than it would be if the Note were not redeemed on such date. If the Note is deemed to be repaid on the Original Stated Maturity Date and is not in fact repaid on such date, then for purposes of calculating original issue discount a new Note will be deemed issued on the Original Stated Maturity Date for the Note's adjusted issue price on such date and the rules outlined in this and the previous sentence will apply with respect to all subsequent maturity dates. If the deemed call option is not considered to be exercised, the option to extend shall be presumed to be exercised.

  Premium and Market Discount. A holder of a Note that purchases the Note at a cost greater than the sum of all amounts payable on the Note after the purchase (other than payments of Qualified Stated Interest) will be considered to have purchased the Note at a premium and may amortize such premium, using a constant yield method, over the remaining term of the Note.

  If a holder of a Note purchases the Note at a price that produces a yield to maturity higher than the yield to maturity at which such Note first was issued, the Note generally will be considered to bear "market discount" in the hands of such holder. In such case, the gain realized by the holder on the sale or retirement of the Note generally will be treated as ordinary income to the extent of the market discount that accrued on the Note while held by such holder, unless such holder elected to accrue market discount into income currently. In general terms, market discount on a Note will be treated as accruing ratably over the term of such Note, or, at the election of the holder, under a constant yield method. In addition, a portion of the interest expense incurred or continued to purchase or carry a Note with market discount may be deferred unless the holder elects to accrue market discount into income currently.

  The OID Regulations provide for an election whereby a holder on the accrual basis of accounting may choose to treat all stated interest, original issue discount, and market discount as original issue discount.

  Treatment of Certain Interest. The treatment to a holder of income from an Original Issue Discount Note may be affected by a provision of the Omnibus Budget Reconciliation Act of 1989. To the extent this provision applies to an Original Issue Discount Note and the holder of such Note is a corporation, then solely for purposes of the deduction allowed by the Code to corporations for dividends received from a domestic corporation, all or a portion of the original issue discount from such Note may be treated as a dividend to such holder. For this provision to apply (i) the maturity date of a debt instrument must be more than 5 years from the date of issue, (ii) the yield to maturity on such instrument must equal or exceed the sum of (A) the applicable federal rate in effect under Section 1274(d) of the Code for the calendar month in which the obligation is issued, plus (B) 5 percentage points, and (iii) such instrument must have "significant original issue discount." A debt instrument will be treated as having "significant original issue discount" if (i) the aggregate amount which would be includible in gross income with respect to such instrument for periods before the close of any accrual period ending after the date five years after the date of issue, exceeds (ii) the sum of (A) the aggregate amount of interest to be paid under the instrument before the close of such accrual period, and (B) the product of the issue price of such instrument and its yield to maturity. For purposes of applying this provision to a debt instrument, any payment under the instrument will be assumed to be made on the last day permitted under such instrument. The specific application of this provision to an Original Issue Discount Note will depend upon the terms of such Note.

NON-UNITED STATES HOLDERS

  Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

    (i) payments of principal and interest, including premium or original issue discount ("Discount") on an Original Issue Discount Note, made by the Company or any of its paying agents on a Note to any holder that is a corporation, individual, fiduciary or partnership that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust (a "United States Alien") will not be subject to United States withholding tax, provided that in the case of Discount or interest, (a) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the holder is not a controlled foreign corporation that is related to the Company through stock ownership, (c) the holder is not a bank receiving interest described in
  Section 881(c)(3) of the Code, and (d) either (1) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a United States person (as defined in the Code) and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and holds the Note on behalf of the beneficial owner, certifies to the Company or its agent, under penalties of perjury, that such a certification from the beneficial owner has been received by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

    (ii) a holder of a Note who is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of the Note, unless (a) such gain is derived within the United States and such holder is an individual who is present in the United States for 183 days or more during the taxable year in which the gain occurred or (b) such gain is effectively connected with a United States trade or business of such holder; and

    (iii) a Note held by an individual who at the time of death is not a citizen or resident of the United States (as defined in the Code) will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of the individual's death, payments with respect to the Note would not have been effectively connected to the conduct of a trade or business by the individual in the United States.

  If a United States Alien is engaged in a trade or business in the United States and interest, including Discount, on the Note is effectively connected with the conduct of such trade or business, the United States Alien, although exempt from the withholding tax discussed in the preceding paragraph, may be subject to United States income tax on such interest and Discount in the same manner as if it were a United States holder. In addition, if such a holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest, including Discount, on a Note will be included in earnings and profits if such interest and Discount is effectively connected with the conduct by the United States Alien of a trade or business in the United States.

  Notwithstanding the above, certain contingent interest will be taxable to non-resident alien individuals and foreign corporations unless such interest is subject to a treaty exemption. For this purpose, subject to certain exceptions, interest is deemed to be contingent if the amount of interest is determined by reference to:

  1. any receipts, sales or other cash flow of the Issuer or a related person;

  2. any income or profits of the Issuer or a related person;

  3. any change in value of any property of the Issuer or a related person;
  or

  4. any dividend, partnership distribution or similar payments made by the Issuer or a related person.

  A "related person" for this purpose includes not only persons who would be related under the rules of Section 267(b) and Section 707(b)(1) of the Code, but also anyone who is a party to any arrangement undertaken for a tax avoidance purpose. In addition, the Internal Revenue Service (the "IRS") may designate in regulations other types of contingent interest which will fall under the scope of this law.

  Also, a Note providing only for contingent interest will be considered situated within the United States for estate tax purposes, and will thus be included in a decedent's gross estate. If a Note provides for both contingent and non-contingent interest, an appropriate portion of the value of such an instrument, as determined in a manner prescribed by the IRS, will be treated as property within the U.S. and will thus be included in a decedent's gross estate. Until regulations are issued to provide guidance as to the proper method for determining the appropriate portion of such an instrument that is to be treated as situated in the United States, taxpayers will be permitted to use any reasonable method for making such determination.

  The exact scope of the law relating to contingent interest Notes remains to be determined by regulations. Prospective holders of Notes are urged to consult their personal tax advisors with respect to the scope of the law.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Payments of principal (including Discount, if any) of and any premium and interest on a Note made within the United States by the Company or the Paying Agent are generally subject to information reporting and possibly to "backup withholding" at a rate of 31%. Information reporting and "backup withholding" generally do not apply to payments to certain "exempt recipients" such as corporations. Also, information reporting and backup withholding do not apply to payments of principal (including Discount, if any) of and any premium and interest on a Note made outside the United States by the Company or the Paying Agent if the certification described in clause (i) (d) under "Non-United States Holders" is received, provided in each case that the payor does not have actual knowledge that the holder is a United States person.

  Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is from a United States trade or business, information reporting and possibly backup withholding will apply to such payments unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary (or the owner otherwise establishes an exemption from information reporting and backup withholding). Payment of the proceeds from the sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its United States Alien status or otherwise establishes an exemption from information reporting and backup withholding.

                             PLAN OF DISTRIBUTION

  The Notes are being offered on a continuous basis by the Company through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Lehman Brothers, Lehman Brothers Inc. or Salomon Brothers Inc (each an "Agent" and together the "Agents"). The Company reserves the right to sell Notes through agents other than the Agents subject to the terms of the Distribution Agreement between the Company and the Agents. The Company will pay the applicable Agent a commission which, depending on the maturity of the Notes and the rating assigned to the Notes by nationally recognized statistical rating agencies, will range from .125% to .925% of the principal amount or, in the case of an Original Issue Discount Note, the Issue Price of any Note of the Company sold through such Agent. The Company may sell the Notes to each of the Agents, as principal, at a discount for their own account or for resale to investors or other purchases at varying prices related to prevailing market prices at the time of resale, to be determined by such Agent or, if so agreed, at a fixed public offering price.

  In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in an applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Unless otherwise indicated in an applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time as described above. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of a fixed price public offering), concession and discount may be changed.

  The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and, in its sole discretion, may accept or reject orders in while or in part whether placed directly with Company or through an Agent. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it, in whole or in part.

  Payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York, on the date of settlement.

  Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Lehman Brothers Inc. and Salomon Brothers Inc and certain affiliates thereof engage in transactions with and perform services for the Company and certain of its subsidiaries in the ordinary course of business.

  The Company has agreed to indemnify the Agents against, or to contribute to payments the Agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. The Agents may be deemed to be underwriters within the meaning of such Act. The Company has agreed to reimburse the Agents for certain expenses. The Agents may engage in transactions with or perform services for the Company in the ordinary course of business.

  The Agents may from time to time purchase and sell Notes in the secondary market, but they are not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes of the Company or liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes.

  The Company has reserved the right to sell Notes directly to investors in those jurisdictions where it is authorized to do so.

PROSPECTUS

                           TCI COMMUNICATIONS, INC.

                                DEBT SECURITIES

  TCI Communications, Inc. (the "Company") from time to time may offer its debentures, notes, bonds or other evidences of indebtedness (the "Debt Securities") for a maximum aggregate initial offering price of $3 billion (or the equivalent thereof denominated in one or more foreign currencies, foreign currency units or composite currencies). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Debt Securities may be offered as convertible Debt Securities which, unless previously redeemed or otherwise purchased, will be convertible at any time during the conversion period specified in a supplement to this Prospectus into shares of Tele-Communications, Inc.'s Series A TCI Group Common Stock, $1.00 par value per share (the "Series A TCI Group Common Stock"). The Debt Securities may be issued in registered form without coupons attached ("Registered Debt Securities"), in bearer form with or without coupons attached ("Bearer Debt Securities") and in the form of one or more global securities ("Global Securities"). See "Description of Debt Securities." Bearer Debt Securities will be offered only to non-United States persons (subject to certain exceptions) and to branches, located outside the United States, of certain United States financial institutions. See "Description of Debt Securities--Limitations on Issuance of Bearer Debt Securities." The Company may sell Debt Securities on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time, and also may sell Debt Securities directly to other purchasers or through agents designated from time to time. See "Plan of Distribution."

  Certain terms of the Debt Securities in respect of which this Prospectus is being delivered, including, where applicable, the specific designation (including whether senior, senior subordinated or subordinated and whether convertible), aggregate principal amount, maturity (which may be fixed or extendible), interest rate or rates (which may be fixed or variable), if any, and time of payment of interest, if any, authorized denominations, currency or currencies in which principal, premium, if any, and interest are payable, initial conversion price or conversion rate and any specific terms relating to the adjustment thereof that are in addition to or different from those described herein, the period during which any convertible Debt Securities may be converted, any terms for a sinking fund or for redemption, purchase or exchange at the option of the Company or the holder (including the form or method of payment, which may include cash, Debt Securities of another series or other forms of consideration), the terms of any guarantee of any convertible Debt Securities by Tele-Communications, Inc. (the "Parent"), any covenants or events of default that are in addition to or different from those described herein, the designation and qualification (to the extent not already designated and qualified and described herein) of any trustee with respect to the Debt Securities, and any other specific terms of the Debt Securities, will be set forth in a Prospectus Supplement accompanying this Prospectus (the "Prospectus Supplement"). Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount and, if issued, certain terms thereof will be set forth in the Prospectus Supplement related thereto. See "Description of Debt Securities." The Debt Securities in respect of which this Prospectus is being delivered are hereinafter referred to collectively as the "Offered Securities." The terms of the offering and sale of the Offered Securities, including, where applicable, the name or names of any agents, dealers or underwriters to be utilized in connection with the offer and sale of the Offered Securities, the principal amount of Debt Securities to be purchased by underwriters, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any applicable commissions, discounts or other items constituting compensation of such agents or underwriters, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, will also be set forth in the accompanying Prospectus Supplement. The Company reserves the sole right to accept and, together with its agents, from time to time, to reject in whole or in part any proposed purchase of the Offered Securities to be made directly or through agents. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.

  This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by the Prospectus Supplement applicable to the Offered Securities being sold.

                                ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------

                  The date of this Prospectus is     , 1995.

                             AVAILABLE INFORMATION

  The Company and the Parent have filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement on
Form S-3 (Registration No. 33-   ) (together with all amendments and exhibits,
referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities, the shares of Series A TCI Group Common Stock that may be issuable upon conversion of any convertible Debt Securities and the guarantees that may be issued by the Parent in respect of any convertible Debt Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, the Parent, the Debt Securities, the Series A TCI Group Common Stock and the guarantees of the Parent offered hereby, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  Each of the Company and the Parent is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports and other information filed under the Exchange Act by the Company and/or the Parent can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission by the Company (File No. 0-5550) and by the Parent (File No. 0-20421) and are incorporated into this Prospectus by reference and made a part hereof:

   1. The Annual Report on Form 10-K of the Parent and the Company for the year ended December 31, 1994, as amended by Form 10K/A (Amendment No.
      1).

   2. The Quarterly Reports on Form 10-Q of the Parent and the Company for the quarters ended March 31, 1995 and June 30, 1995.

   3. The Current Reports on Form 8-K of the Parent and the Company dated January 23, 1995,February 3, 1995 (as amended by Form 8-K/A (Amendment No. 1), April 6, 1995, April 20, 1995 (as amended by Form 8-K/A (Amendment No. 1), May 4, 1995 (as amended by Form 8-K/A (Amendment No. 1), and July 26, 1995.

   4. The Current Report on Form 8-K of the Company dated August 1, 1995 and September 13, 1995.

   5. The Current Reports on Form 8-K of the Parent dated February 13, 1995, February 15, 1995 and August 10, 1995.

   6. The financial statements and notes thereto of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, included in the Current Report on Form 8-K of the Parent and the Company dated August 26, 1994.

   7. The description of the Series A TCI Group Common Stock included in Items 3 and 4 of the Parent's registration statement on Form 8-B (as amended by Form 8-B/A (Amendments No. 1, 2 and 3)) and Item 1 of the Parent's registration statement on Form 8-A (as amended by Form 8-A/A (Amendment No. 1)).

  All documents filed by the Company and/or the Parent with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company and the Parent will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents. Such requests should be addressed to Stephen M. Brett, Esq., Senior Vice President, TCI Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                          THE COMPANY AND THE PARENT

  The Company is the largest provider of cable television services in the United States, based on the number of basic subscribers served by the Company and its subsidiaries and affiliates at June 30, 1995. At that date, the Company, through its subsidiaries and affiliates, operated cable television systems throughout the continental United States and Hawaii. The Company is a wholly-owned subsidiary of the Parent.

  The Parent, through its subsidiaries (including the Company) and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and in the provision of satellite-delivered programming services to various distribution media, principally cable television systems. The Parent is also involved, as an investor and developer, in new television and telecommunications ventures and technologies.

  The executive offices of the Company and the Parent are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. Unless the context indicates otherwise and except as used in the discussion under the caption "Description of Debt Securities," the "Company" means TCI Communications, Inc. and its consolidated subsidiaries and the "Parent" means Tele-Communications, Inc. and its consolidated subsidiaries.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Securities, together with internally generated funds, may be used to repay, redeem or repurchase outstanding indebtedness of the Company; for general operations of the Company, including acquisitions, capital expenditures and working capital requirements; or for such other purposes as may be specified in the Prospectus Supplement. All or a portion of such proceeds may be advanced to the Parent in the form of dividends or loans and to other affiliates of the Company in the form of loans or as a contribution to capital. See "Description of Debt Securities."

  A description of any indebtedness to be repaid with the proceeds of the Offered Securities will be set forth in the Prospectus Supplement. The amount of the Company's future capital expenditures for cable television operations will be determined by acquisitions of additional cable television systems, contractual obligations under existing franchises, expansions of existing systems through rebuilds and upgrades, technological developments and various other economic factors and market conditions. Specific plans, arrangements or agreements, written or oral, with respect to any material acquisitions by the Company by merger or otherwise, or with respect to any material disposition of assets by the Company, if any, will, to the extent not disclosed in a document incorporated by reference herein, be disclosed in the Prospectus Supplement.

  Pending application of the net proceeds to the foregoing uses, the net proceeds will be added to the Company's working capital and invested in short-term interest-bearing obligations. Such investments will be subject to fluctuating interest rates which may be lower than the rates applicable to the Debt Securities.

  The Company may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis any may sell commercial paper to fund its future capital and working capital requirements in excess of internally generated funds. Certain of such borrowings may rank senior in right of payment to the indebtedness represented by the Debt Securities. See "Description of Debt Securities."

                      RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges of the Company was 1.02, 1.22, and
1.22 for the years ended December 31, 1992, 1993 and 1994, respectively, and
1.18 for the six months ended June 30, 1994. The ratio of earnings to fixed charges of the Company was less than 1.00 for the years ended December 31, 1990 and 1991, and for the six months ended June 30, 1995; thus, earnings available for fixed charges were inadequate to cover fixed charges for such periods. The amounts of the coverage deficiencies were $399 million and $177 million for the years ended December 31, 1990 and 1991, respectively, and $22 million for the six months ended June 30, 1995. For the ratio calculations, earnings available for fixed charges consists of earnings (losses) before income taxes plus fixed charges (minus capitalized interest), distributions from and (earnings) losses of less than50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than50%-owned affiliates), and minority interest in earnings (losses) of consolidated subsidiaries (including an amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of consolidated subsidiaries). Fixed charges consist of (i) interest (including capitalized interest) on debt, excluding interest to 50%-owned affiliates, (ii) the Company's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (iv) amortization of debt expense, (v) that portion of minority interests in earnings of consolidated subsidiaries that represents the amount of pretax earnings that would be required to cover preferred stock dividend requirements excluding similarly adjusted preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and (vi) the amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of 50%-owned affiliates, other than amounts payable to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Fixed charges of $710,000, $506,000, $2,517,000, $13,833,000 and $12,471,000 relating to such guarantees for the years ended December 31, 1990, 1991, 1992, 1993 and 1994, respectively, and fixed charges of $5,927,000 and $6,673,000 relating to such guarantees for the six months ended June 30, 1994 and 1995, respectively, have not been included in fixed charges.

                        DESCRIPTION OF DEBT SECURITIES

  The Company may offer Debt Securities consisting of Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities, any of which Debt Securities may be issued as Convertible Debt Securities, or any combination of the foregoing, provided that the aggregate initial offering price of the Debt Securities offered pursuant to the Registration Statement will not exceed $3 billion (or the equivalent thereof denominated in one or more foreign currencies, foreign currency units or composite currencies).

  The Debt Securities will represent unsecured general obligations of the Company. The Senior Debt Securities will be senior to all subordinated indebtedness of the Company, and pari passu (equally and ratably) with other unsecured, unsubordinated indebtedness of the Company. The Senior Subordinated Debt Securities will be subordinate in right of payment to certain other debt obligations of the Company, pari passu with certain other senior subordinated indebtedness of the Company and senior to certain other subordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinate in right of payment to certain other debt obligations of the Company and pari passu with certain other subordinated indebtedness of the Company. At June 30, 1995, the Company had an aggregate of approximately $7.65 billion of total Debt (as defined under "Senior Debt Securities--Definitions") (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness to subsidiaries), substantially all of which would rank on a parity in right of payment with the Senior Debt Securities. At that date, the Company and its subsidiaries also had an aggregate of approximately $1.47 million in undrawn lines of credit (excluding amounts related to lines of credit which provide availability to support commercial paper).

  The Company is a holding company and its assets consist primarily of investments in its subsidiaries. A substantial portion of the consolidated liabilities of the Company have been incurred by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company). At June 30, 1995, the Company's subsidiaries had total Debt of approximately $4.52 billion (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness owed to the Company).

  The Debt Securities will be obligations exclusively of the Company. The Company's ability to service its indebtedness, including the Debt Securities, is dependent primarily upon the earnings of its subsidiaries and the distribution or other payment of such earnings to the Company in the form of dividends, loans or advances, payment or reimbursement for management fees and expenses, and repayment of loans and advances from the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, certain of the Company's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to the Company in the form of loans, advances or dividends and require that such subsidiaries' indebtedness to the Company be subordinate to the indebtedness under such loan agreements. The amount of net assets of subsidiaries subject to such restrictions exceeds the Company's consolidated net assets. The Parent is also a separate and distinct legal entity and it has no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by loans or other payments, except for any particular series of convertible Debt Securities which the Parent has specifically elected to guarantee. See "Guarantees of Convertible Debt Securities."

  The Senior Debt Securities will be issued under an Indenture to be executed by the Company and The Bank of New York, as Trustee (the "Senior Indenture"); the Senior Subordinated Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") (the "Senior Subordinated Indenture"); and the Subordinated Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act (the "Subordinated Indenture"). In this Prospectus, the Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are sometimes collectively referred to as the Indentures and individually as an Indenture and the Trustee under the Senior Indenture, the Trustee under the Senior Subordinated Indenture and the Trustee under the Subordinated Indenture are sometimes collectively referred to as the Trustees and individually as a Trustee. In the event that any convertible Debt Securities are guaranteed by the Parent, the applicable Indenture will be supplemented by a supplemental indenture among the Company, as issuer, the Parent, as guarantor, and the Trustee. Any such supplemental indenture will be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company and TCI following the issuance of such series of guaranteed convertible Debt Securities. See "Guarantees of Convertible Debt Securities." The terms of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Subordinated Debt Securities include those stated in the respective Indentures and in any supplemental indenture, and those made part of the Indentures by reference to the Trust Indenture Act, as in effect on the date of the Indentures. The Indentures (or form thereof, as the case may be) are filed as exhibits to the Registration Statement. The Debt Securities are subject to all such terms and holders of Debt Securities are referred to the respective Indentures and the Trust Indenture Act for a statement of such terms. See "Additional Information."

  The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures. As used in this section "Description of Debt Securities," unless the context indicates otherwise, the term "Company" means TCI Communications, Inc. and does not include any of its subsidiaries. All other capitalized terms used in this section and not otherwise defined have the meanings assigned to them in the Indentures.

GENERAL

  The Indentures do not limit the amount of Debt Securities which can be issued thereunder and provide that Debt Securities may be issued in one or more series, in such form, with such terms and up to the aggregate principal amount authorized from time to time by the Company. (Sections 2.01 and 2.02 of the Indentures)

  Reference is made to the Prospectus Supplement for the following terms of the Offered Securities consisting of Debt Securities: (i) the designation (including whether they are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities), aggregate principal amount, authorized denominations and currency or currencies in which principal, premium, if any, and interest on the Offered Securities are payable; (ii) whether the Offered Securities are to be issuable initially in temporary global form and whether any of the Offered Securities are issuable in permanent global form as Global Securities; (iii) whether the Offered Securities are to be issuable as Registered Debt Securities or Bearer Debt Securities or both; (iv) the index or indices used to determine the amount of payments of principal, premium, if any, and interest on the Offered Securities; (v) the percentage of their principal amount at which such Offered Securities will be issued; (vi) the date on which the Offered Securities will mature (which may be fixed or extendible); (vii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Securities will bear interest and the date from which such interest will accrue; (viii) the times at which any such interest will be payable and with respect to Registered Debt Securities the record date for the interest payable on any interest payment date; (ix) any mandatory or optional sinking fund or analogous provisions; (x) the date or dates, if any, on or after which, or the circumstances under which, and the price or prices (and form or method of payment thereof) at which the Offered Securities may be redeemed, purchased or exchanged at the option of the Company or any holder; (xi) the initial conversion price per share or conversion rate at which Offered Securities that are convertible will be converted into Series A TCI Group Common Stock, any specific terms relating to the adjustment thereof that are in addition to or different from those described herein and the period during which such Offered Securities may be so converted; (xii) if applicable, the terms of any guarantee by the Parent of convertible Debt Securities; (xiii) any covenants or Events of Default that are in addition to or different from those described herein; and (xiv) any other specific terms. Reference is made to the Prospectus Supplement with respect to the designation and qualification of the Trustee under the Senior Subordinated Indenture and the Subordinated Indenture.

  If the purchase price of any Offered Securities is denominated in one or more foreign currencies, foreign currency units or composite currencies, or if the principal, premium, if any, and interest on any Offered Securities are payable in one or more foreign currencies, foreign currency units or composite currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such Offered Securities and such foreign currency or currencies or foreign currency unit or units or composite currencies will be set forth in the applicable Prospectus Supplement.

  Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount below their principal amount ("original issue discount"). The issue price of Offered Securities that are Original Issue Discount Securities, the amount of the original issue discount with respect thereto, the manner and rate or rates per annum (which may be fixed or variable) at which such original issue discount shall accrue, the yield to maturity represented thereby, the date or dates from or to which or period or periods during which such original issue discount shall accrue, the portion of the principal amount of such Offered Securities that will be payable upon acceleration of the maturity thereof or upon the optional or mandatory redemption, purchase or exchange thereof, and any other specific terms thereof will be described in the Prospectus Supplement relating thereto, together with special federal income tax and other considerations applicable to such Offered Securities.

SENIOR DEBT SECURITIES

  The Senior Indenture contains, among others, the following covenants which will apply to Offered Securities that are Senior Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  Change of Control. With respect to the Senior Debt Securities of any series, if both (i) a Change of Control shall occur at any time after the date on which Senior Debt Securities of such series are first issued and on or prior to the maturity thereof (or during such other period as may be specified for such series in the related Prospectus Supplement) and (ii) on any date during the period commencing 90 days before and ending 90 days after a public filing has been made with the Commission or other general public disclosure has been made indicating the occurrence of such Change of Control, the then current rating of the Senior Debt Securities of such series by Duff & Phelps Credit Rating Co. or its successor ("D&P") or by Moody's Investors Service, Inc. or its successor ("Moody's") is downgraded to lower than BBB- (or an equivalent successor rating or, if the rating of the Securities by D&P is lower than BBB- (or an equivalent successor rating) at the beginning of such 180-day period, the rating in effect at the beginning of such period), in the case of D&P, or lower than Baa3 (or an equivalent successor rating or, if the rating of the Securities by Moody's is lower than Baa3 (or an equivalent successor rating) at the beginning of such 180-day period, the rating in effect at the beginning of such period), in the case of Moody's and, in the event that such downgrading shall have occurred during the 90-day period prior to such public disclosure, the rating assigned to such series of Senior Debt Securities by D&P or Moody's as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3 (or such lower rating by D&P or Moody's in effect at the beginning of such 180-day period, as the case may be), respectively (the occurrence of the conditions specified in both (i) and (ii) above being a "Put Event"), then each holder of Senior Debt Securities of such series shall have the right to require the Company to repurchase all or any portion of such holder's Senior Debt Securities of such series at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (or if the Senior Debt Securities of such series are Original Issue Discount Securities, 100% of that portion of the principal amount specified in the terms of that series that would be payable if the maturity thereof were accelerated pursuant to the Indenture), all as provided in, and subject to the terms of, the Senior Indenture, as the Senior Indenture may be supplemented in connection with the issuance of Senior Debt Securities thereunder. Subsequent to the occurrence of a Put Event, the Company will give a notice to each holder of Senior Debt Securities of such series setting forth, among other things, details regarding the right of such holder to require the Company to repurchase such holder's Senior Debt Securities of such series, the purchase date, and the name and address of the Paying Agent (which for this purpose will, in the case of Registered Securities, be the Trustee and, in the case of Bearer Securities, will be a Paying Agent in a place of payment located outside the United States) to which such Senior Debt Securities are to be presented and surrendered. The Company will not be obligated, with respect to the Senior Debt Securities of any series, to purchase such Senior Debt Securities or give notice to the holders thereof with respect to more than one Put Event. (Section 4.02 of the Senior Indenture) The obligation of the Company to purchase Senior Debt Securities put to it pursuant to this covenant will rank senior to its obligations in respect of the Senior Subordinated Debt Securities and the Subordinated Debt Securities. The applicability of this covenant is limited to the circumstances described above and this covenant is not designed to, and may not, provide rights to the holders of Senior Debt Securities in all circumstances in which the market value of the Senior Debt Securities held by them may be adversely affected, whether as the result of the Company's engaging in a highly leveraged transaction or otherwise.

  The Company will comply with any applicable requirements of Rule 14e-1 promulgated under the Exchange Act and any applicable securities laws and regulations in connection with the performance of its obligations under this covenant.

  Limitation on Liens. Subject to certain specified exceptions, as long as any Senior Debt Securities of a series entitled to the benefit of this covenant are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien on Restricted Property to secure the payment of Funded Debt of the Company or any Restricted Subsidiary if immediately after the creation, incurrence or assumption of such Lien, the aggregate outstanding principal amount of all Funded Debt of the Company and the Restricted Subsidiaries that is secured by Liens on Restricted Property would exceed fifteen percent (15%) of the Maximum Funded Debt Amount, unless effective provision is made whereby the Senior Debt Securities (together with, if the Company shall so determine, any other Funded Debt ranking equally with the Senior Debt Securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Funded Debt (but only for so long as such Funded Debt is so secured). (Section 4.04 of the Senior Indenture)

  Limitation on Restricted Subsidiary Funded Debt. As long as any Senior Debt Securities of a series entitled to the benefit of this covenant are outstanding, the Company will not permit any Restricted Subsidiary to incur or assume any Funded Debt if immediately after the incurrence or assumption of such Funded Debt, the aggregate outstanding principal amount of all Funded Debt of the Restricted Subsidiaries would exceed fifteen percent (15%) of the Maximum Funded Debt Amount. Notwithstanding the foregoing, any Restricted Subsidiary may incur Funded Debt to extend, renew or replace Funded Debt of such Restricted Subsidiary provided that the principal amount of the Funded Debt so incurred does not exceed the principal amount of the Funded Debt extended, renewed or replaced thereby immediately prior to such extension, renewal or replacement plus any premium, accrued and unpaid interest or capitalized interest payable thereon. (Section 4.05 of the Senior Indenture) The Senior Indenture do not limit the incurrence of Funded Debt, or any other debt, secured or unsecured, by the Company, except as described under "Limitation on Liens," or by any Unrestricted Subsidiary.

  Designation of Restricted Subsidiaries. With respect to the Senior Debt Securities of any series, the Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time, provided that (1) immediately after giving effect to such designation, the Leverage Ratio of the Restricted Group is not greater than 8.0:1 and the Company and the Restricted Subsidiaries are in compliance with the "Limitation on Liens" and "Limitation on Restricted Subsidiary Funded Debt" covenants, and (2) an Officers' Certificate with respect to such designation is delivered to the Trustee within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year), which Officers' Certificate shall state the effective date of such designation. The Company shall make the initial designation of Restricted Subsidiaries with respect to the Senior Debt Securities of any series, and deliver the required Officers' Certificate with respect thereto to the Trustee, on or prior to the date of initial issuance of Senior Debt Securities of such series. (Section 4.03 of the Senior Indenture)

  Definitions. The following are certain of the terms defined in the Senior Indenture (Section 1.01):

  "Change of Control" means the occurrence of either of the following events (to the extent applicable): (A) the acquisition by any person (other than the Parent, the Company, any Subsidiary or Parent Subsidiary, any employee stock ownership or other employee benefit plan of the Parent or the Company or of any Subsidiary or Parent Subsidiary, or any Controlling Person) during any period of twelve (12) consecutive months of beneficial ownership of shares of the Class A Stock or Class B Stock or both representing in the aggregate thirty percent (30%) or more of the combined voting power of all shares of the Class A Stock and Class B Stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred if and for so long as the shares of the Class A Stock and Class B Stock beneficially owned by the Parent, the Parent Subsidiaries (other than the Company) and the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of the Class A Stock and Class B Stock calculated on a fully diluted basis, or (B) for so long as the Company is a Parent Subsidiary, the acquisition by any person (other than the Parent, any Parent Subsidiary, any employee stock ownership plan or other employee benefit plan of the Parent or any Parent Subsidiary, or any Controlling Person) during any period of twelve
(12) consecutive months of beneficial ownership of shares of common stock of the Parent representing in the aggregate thirty percent (30%) or more of the combined voting power of all shares of the Parent's common stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing no Change of Control shall be deemed to have occurred if and for so long as the shares of the Parent's common stock beneficially owned by the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of the Parent's common stock calculated on a fully diluted basis.

  "Class A Stock" means the Class A Common Stock, $1.00 par value, of the Company as it exists on the date of the Senior Indenture and stock of any other class into which such Class A Common Stock may thereafter have been changed.

  "Class B Stock" means the Class B Common Stock, $1.00 par value, of the Company as it exists on the date of the Senior Indenture and stock of any other class into which such Class B Common Stock may thereafter have been changed.

  "Company" means TCI Communications, Inc., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of the Indenture and thereafter means the successor.

  "Controlling Person" means each of (1) the Chairman of the Board of the Parent as of the date of the Indenture, (2) the President of the Parent as of the date of the Indenture, (3) each of the directors of the Parent as of the date of the Indenture, (4) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (3) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs, (5) Kearns-Tribune Corporation, a Delaware corporation or any successor thereto by merger or consolidation and
(6) the trustee under the Parent's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Parent or the Company or of any Subsidiary or Parent Subsidiary. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person. The trustee under the Parent's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Parent or the Company or of any Subsidiary or Parent Subsidiary shall be deemed to have beneficial ownership of all shares of common stock of the Parent or the Company held under the plan, whether or not allocated to or vested in participants' accounts.

  "Debt" of any person means:

  (1) any indebtedness of such person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

  (2) any guarantee by such person of any indebtedness of others described in the preceding clause (1); and

  (3) any amendment, extension, renewal or refunding of any such indebtedness or guarantee.

  "Funded Debt" of any person means, as of the date as of which the amount thereof is to be determined, without duplication, all indebtedness of such person for borrowed money and all guaranties by such person of any indebtedness of others for borrowed money, which by its terms has a final maturity, duration or payment date more than one year from the date of determination thereof (including, without limitation, any balance of such indebtedness which was Funded Debt at the time of its creation maturing within one year from such date of determination) or which has a final maturity, duration or payment date within one year from such date of determination but which by its terms may be renewed or extended at the option of such person for more than one year from such date of determination, whether or not theretofore renewed or extended. When used with respect to the Company or any Restricted Subsidiary, the term "Funded Debt" excludes (1) any indebtedness of the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary, (2) any guarantee by the Company or any Restricted Subsidiary of indebtedness of the Company or another Restricted Subsidiary, provided that such guarantee is not secured by a Lien on Restricted Property, and (3) with respect to any series of Senior Debt Securities, any indebtedness of the Company or any Restricted Subsidiary to any Unrestricted Subsidiary which indebtedness is subordinated in right of payment to the prior payment in full of the outstanding Senior Debt Securities of such series on terms no less favorable to the holders of such Senior Debt Securities than those contained in Article Ten of the subordinated Indenture pursuant to which Subordinated Debt Securities issued by the Company are subordinated to all Senior Debt of the Company (as defined therein), without giving effect to any amendment, modification or supplement to, or discharge of, the Subordinated Indenture after the date of the Senior Indenture, and which indebtedness is not secured by a Lien on Restricted Property. For purposes of determining the outstanding principal amount of Funded Debt at any date, the amount of indebtedness issued at a price less than the principal amount thereof shall be equal to the amount of the liability in respect thereof at such date determined in accordance with generally accepted accounting principles.

  "Leverage Ratio" with respect to the Restricted Group means, as of the date of and after giving effect to any designation of an Unrestricted Subsidiary as a Restricted Subsidiary and/or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in each case in accordance with the "Designation of Restricted Subsidiaries" covenant, the ratio of (1) the aggregate outstanding principal amount of all Funded Debt of the Restricted Group as of such date to
(2) the product of four times the restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date.

  "Lien" means any mortgage, pledge, lien, security interest, or other similar encumbrance.

  "Maximum Funded Debt Amount" means, as of any date of determination thereof, that amount which is equal to the product of (i) eight and (ii) the product of
(x) the Restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date and (y) four.

  "Parent" means Tele-Communications, Inc., a Delaware corporation, and any successor thereof.

  "Principal Property" means, as of any date of determination, any property or assets owned by any Restricted Subsidiary other than (1) any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole and (2) any shares of any class of stock or any other security of any Unrestricted Subsidiary.

  "Restricted Group" means, as of any date of determination, the Company and the Restricted Subsidiaries as of such date after giving effect to any designation being made on such date in accordance with the "Designation of Restricted Subsidiaries" covenant.

  "Restricted Group Cash Flow" for any period means the Restricted Group Net Income (as defined below) for such period, plus (A) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as charges to Restricted Group Net Income for such period: (i) interest expense,
(ii) income tax expense, (iii) depreciation and amortization expense and other noncash charges, (iv) extraordinary items and (v) after-tax losses on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles, minus (B) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as credits to Restricted Group Net Income for such period: (i) noncash credits, (ii) extraordinary items, and
(iii) after-tax gains on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles.

  For purposes of this definition, (1) "Restricted Group Net Income" for any period means the aggregate of the net income (loss) for such period of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that (i) the net income (loss) of any person accounted for by the equity method of accounting and the net income (loss) of any Unrestricted Subsidiary shall be excluded, except that the net income of any such person or Unrestricted Subsidiary shall be included to the extent of the amount of dividends or distributions paid by such person or Unrestricted Subsidiary to the Company or a Restricted Subsidiary during such period, and (ii) except as otherwise provided in clause (2) below, the net income (loss) of any other person acquired by the Company or any Restricted Subsidiary in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition shall be excluded; and (2) if the Company or any Restricted subsidiary consummated any acquisition or deposition of assets during the period for which Restricted Group Cash Flow is being calculated, or consummated any acquisition or disposition of assets subsequent to such period and on or prior to the date as of which the Leverage Ratio or Maximum Funded Debt Amount, as applicable, is to be determined, then, in each such case, the restricted Group Cash Flow for such period shall be calculated on a pro forma basis as if such acquisition or disposition had occurred at the beginning of such period.

  "Restricted Property" means, as of any date of determination, any Principal Property and any shares of stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary.

  "Restricted Subsidiary" means, as of any date of determination, a corporation a majority of whose voting stock is owned by the Company and/or one or more Restricted Subsidiaries, which corporation has been, or is then being, designated a Restricted Subsidiary in accordance with the "Designation of Restricted Subsidiaries" covenant, unless and until designated an Unrestricted Subsidiary in accordance with such covenant.

  "Subsidiary" means a corporation a majority of whose voting stock is owned by the Company and/or one or more Subsidiaries. Voting stock is capital stock having voting power under ordinary circumstances to elect directors.

  "Unrestricted Subsidiary" means, as of any date of determination, any Subsidiary of the Company that is not a Restricted Subsidiary.

SENIOR SUBORDINATED DEBT SECURITIES

  The following provisions will apply to Offered Securities that are Senior Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities.

  Subordination. The indebtedness evidenced by the Senior Subordinated Debt Securities will be subordinate to the prior payment in full of all Senior Debt as described below. The Indenture does not limit Senior Debt or any other debt, secured or unsecured, of the Company or any subsidiary, except as described under "Limitation on Subordinated Debt Superior to the Senior Subordinated Debt Securities" below. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Senior Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Senior Subordinated Debt Securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the Company for such Senior Subordinated Debt Securities in accordance with the terms of such Senior Subordinated Debt Securities provided that such Debt obligations are subordinated to Senior Debt at least to the extent that the Senior Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by the Company on, or in respect of, the Senior Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Senior Subordinated Debt Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Senior Subordinated Debt Securities in accordance with the terms of such Senior Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Senior Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of all amounts due in respect of the Senior Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any Event of Default. (Sections 10.01, 10.02, 10.03 and 10.11 of the Indenture) The Indenture for the Senior Debt Securities contains a cross-acceleration provision that would, among other things, permit the acceleration of the maturity of any outstanding Senior Debt Securities in the event that the maturity of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities were accelerated. See "Defaults and Remedies" below. The instruments and agreements pursuant to which all or substantially all of the Company's Senior Debt has been incurred also contain cross-default or cross-acceleration provisions.

  Securities Senior to Junior Subordinated Debt. The indebtedness evidenced by the Senior Subordinated Debt Securities will be superior in right of payment to all Junior Subordinated Debt as described below. Upon maturity (by acceleration or otherwise) of the Senior Subordinated Debt Securities of any series, payment in full must be made thereon, or duly provided for, before any payment is made on or in respect of any Junior

Subordinated Debt (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in instruments evidencing Junior Subordinated Debt of the same issue acquired before the maturity of the Senior Subordinated Debt Securities of such series, and payments made through the exchange of other debt obligations of the Company for such Junior Subordinated Debt in accordance with the terms of such Junior Subordinated Debt provided that such debt obligations are subordinated to the Senior Subordinated Debt Securities at least to the extent that the Junior Subordinated Debt for which they are exchanged is so subordinated in accordance with the Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, the Senior Subordinated Debt Securities of any series, no payment may be made by the Company on, or in respect of, any Junior Subordinated Debt (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in instruments evidencing Junior Subordinated Debt of the same issue acquired before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Junior Subordinated Debt in accordance with the terms of such Junior Subordinated Debt provided that such debt obligations are subordinated to the Senior Subordinated Debt Securities at least to the extent that the Junior Subordinated Debt for which they are exchanged is so subordinated in accordance with the Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, holders of the Senior Subordinated Debt Securities will be entitled to receive payment in full of all amounts due in respect thereof before the holders of any Junior Subordinated Debt are entitled to receive any payment on account of such Junior Subordinated Debt. (Section 4.05 of the Indenture)

  Limitation on Subordinated Debt Superior to the Senior Subordinated Debt Securities. As long as any Senior Subordinated Debt Securities remain outstanding, the Company may not create or incur any Debt which is subordinate or junior in right of payment to any Senior Debt if such Debt is superior in right of payment to the Senior Subordinated Debt Securities. (Section 4.06 of the Indenture)

  Definitions. The following are certain of the terms defined in the Indenture (Sections 4.06 and 10.01):

  "Junior Subordinated Debt" means the principal of (premium, if any) and interest on Debt of the Company created or incurred after the date of the Indenture which by its terms is subordinate in right of payment to the Senior Subordinated Debt Securities, including any Subordinated Debt Securities issued under the Subordinated Indenture.

  "Senior Debt" means the principal of (premium, if any) and interest on Debt of the Company outstanding at any time other than (i) the Senior Subordinated Debt Securities, (ii) the Company's outstanding 11 1/8% senior subordinated debentures due October 1, 2003, which shall rank pari passu with the Senior Subordinated Debt Securities, (iii) any Subordinated Debt Securities issued under the Subordinated Indenture, and (iv) Debt which by its terms is not superior in right of payment to the Senior Subordinated Debt Securities.

  The definition of "Debt" in the Senior Subordinated Indenture is the same as that in the Senior Indenture.

  Nothing in the Indenture affords holders of Senior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar, transaction involving the Company.

SUBORDINATED DEBT SECURITIES

  The following provisions will apply to Offered Securities that are Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  Subordination. The indebtedness evidenced by the Subordinated Debt Securities will be subordinate to the prior payment in full of all Senior Debt as described below. The Indenture does not limit Senior Debt or any other debt, secured or unsecured, of the Company or any subsidiary. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Subordinated Debt Securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the Company for such Subordinated Debt Securities in accordance with the terms of such Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by the Company on, or in respect of, the Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Subordinated Debt Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Subordinated Debt Securities in accordance with the terms of such Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of all amounts due in respect of the Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any Event of Default. (Sections 10.01, 10.02, 10.03 and 10.11 of the Indenture) The Indenture for the Senior Debt Securities contains a cross-acceleration provision that would, among other things, permit the acceleration of the maturity of any outstanding Senior Debt Securities in the event that the maturity of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities were accelerated. See "Defaults and Remedies" below. The instruments and agreements pursuant to which all or substantially all of the Company's Senior Debt has been incurred also contain cross-default or cross-acceleration provisions.

  "Senior Debt" means the principal of (premium, if any) and interest on Debt of the Company outstanding at any time other than (i) the Subordinated Debt Securities, and (ii) Debt which by its terms is not superior in right of payment to the Subordinated Debt Securities. The definition of "Debt" in the Subordinated Indenture is the same as that in the Senior Indenture.

  Nothing in the Indenture affords holders of Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company.

CONVERTIBLE DEBT SECURITIES

  In addition to the provisions described under the applicable of "Senior Debt Securities", "Senior Subordinated Debt Securities" or "Subordinated Debt Securities" above, the following provisions will apply to Offered Securities that are convertible Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  For purposes of the conversion provisions of each Indenture, "Parent Stock" means the Series A TCI Group Common Stock and any other capital stock into which the Parent Stock may be changed after the date of such Indenture. (Section 1.01 of the Indentures)

  Conversion. The holder of any convertible Debt Security will have the right, exercisable at any time up to and including the maturity date thereof (or such shorter period as may be specified for any series of convertible Debt Securities in the Prospectus Supplement relating thereto), unless previously redeemed or otherwise purchased, to convert such Debt Security at the principal amount thereof (or, if such Debt Security is an Original Issue Discount Security, such portion of the principal amount thereof as is specified in the terms of such Debt Security) into shares of Parent Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment as described below. The holder of a convertible Debt Security may convert a portion thereof if the portion to be converted and the remaining portion of such Debt Security are in denominations issuable for that series of Debt Securities. (Section 10.01 of the Senior Indenture and Section 11.01 of the Senior Subordinated and Subordinated Indentures) In the case of Debt Securities called for redemption, conversion rights will expire at the close of business on such day on or prior to the redemption date as may be specified in the Prospectus Supplement.

  The conversion price or conversion rate of the convertible Debt Securities, or the securities or other property to be received on conversion, is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend or the making of a distribution in shares of Parent Stock to holders of Parent Stock or the payment of a dividend or the making of a distribution to holders of Parent Stock payable in shares of the Parent's capital stock other than Parent Stock; (ii) the subdivision, combination or reclassification of outstanding shares of Parent Stock; (iii) the issuance to all holders of Parent Stock of rights or warrants entitling them (for a period not exceeding 45 days or such other period as may be specified in the Prospectus Supplement) to purchase shares of Parent Stock (or, unless otherwise provided in the Prospectus Supplement, securities (other than the convertible Debt Securities and shares of Series B TCI Group Common Stock of Parent) convertible into Parent Stock) at a price per share (or, in the case of such convertible securities, having a conversion price per share after adding thereto an allocable portion of the exercise price of the right or warrant to purchase such convertible securities) less than the Average Market Price on the Determination Date (each as defined in the Indentures) per share of such Parent Stock; (iv) the distribution to all holders of Parent Stock of evidences of indebtedness or assets (excluding cash dividends or distributions unless otherwise provided in the Prospectus Supplement) or certain rights or warrants (other than those referred to above); and (v) certain mergers, consolidations or sales of assets. In the case of any such dividend or distribution on the Parent Stock of shares of capital stock, subdivision, combination or reclassification, the holder of each outstanding convertible Debt Security will have the right to convert such Debt Security into the kind and amount of securities which he would have owned immediately after such event if he had converted such Debt Security immediately before the record date for or effective date of, as the case may be, such event. In the case of any such merger, consolidation or sale of assets, the holder of each outstanding convertible Debt Security will have the right to convert such Debt Security into the kind and amount of securities, cash or other assets receivable upon such merger, consolidation or sale by a holder of the number of shares of Parent Stock into which such Debt Security could have been converted immediately before the effective date of such transaction (assuming such holder of Parent Stock failed to exercise any rights of election and received per share of Parent Stock the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares.) In the case of any such issuance of rights or warrants which expire within 45 days (or such other period as may be specified in the Prospectus Supplement) after the record date for the determination of stockholders entitled to receive the rights or warrants, or any such distribution of evidences of indebtedness or assets or other rights or warrants, the conversion price or conversion rate will be adjusted pursuant to formulas contained in the Indentures. However, no adjustment to the conversion price or conversion rate need be made if the holders may participate in the transaction or in certain other cases.

  In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the conversion price or increases in the conversion rate as it considers to be advisable. Unless otherwise provided in the Prospectus Supplement, the Company is not required to make adjustments in the conversion price or conversion rate of less than 1% of the initial conversion price or conversion rate, as the case may be, but any adjustment that would otherwise be required to be made will be taken into account in the computation of any subsequent adjustment. No adjustment is required in respect of the issuance of Parent Stock under any dividend or interest reinvestment plan of the Parent. Fractional shares of Parent Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment. No payment or adjustment will be made upon any conversion on account of any interest (or, in the case of Original Issue Discount Securities, original issue discount) accrued on the convertible Debt Securities surrendered for conversion or on account of any dividends on the Parent Stock issued upon conversion. Convertible Debt Securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except convertible Debt Securities called for redemption on a redemption date during such period) may be required to be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive. (Article Ten of the Senior Indenture and Article Eleven of the Senior Subordinated and Subordinated Indentures)

GUARANTEES OF CONVERTIBLE DEBT SECURITIES

  The Parent may, at its option, unconditionally guarantee to the holders from time to time of specified series of convertible Debt Securities the full and prompt payment of principal, premium, if any, and interest when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The terms of any such guarantees (each a "Guarantee") will be set forth in the applicable supplemental indenture. Any such Guarantee will be an unsecured obligation of the Parent. Any right of payment of the holders of Senior Debt Securities under the related Guarantee will be prior to the right of payment of the holders of convertible Senior Subordinated Debt Securities and Subordinated Debt Securities under the related Guarantee, and any right of payment of the holders of convertible Senior Subordinated Debt Securities under the related Guarantee will be prior to the right of payment of the holders of Subordinated Debt Securities under the related Guarantee.

  If a Guarantee is applicable to convertible Debt Securities offered hereby, reference is made to the related supplemental indenture and the accompanying Prospectus Supplement for a description of the specific terms of such Guarantee, including events of default relating thereto and, where applicable, subordination provisions of such Guarantee and covenants of the Parent. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be guaranteed by the Parent.

DENOMINATION AND FORM

  Unless otherwise indicated in the Prospectus Supplement, the Offered Securities will be Registered Debt Securities denominated in U.S. Dollars and will be issued only in denominations of $1,000 and integral multiples of $1,000. (Section 2.03 of the Senior Subordinated and Subordinated Indentures and Sections 2.01 and 2.03 of the Senior Indenture) Under the Senior Indenture, Debt Securities of any series may be issuable as Registered Debt Securities, Bearer Debt Securities (with or without coupons attached) or both, and may be issuable in whole or in part in the form of one or more Global Securities. In addition, the Senior Indenture provides that Debt Securities may be denominated or payable in one or more foreign currencies, foreign currency units or composite currencies. (Sections 2.01 and 2.02 of the Senior Indenture) Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Debt Securities denominated in U.S. Dollars will be issued only in the denomination of $5,000 with coupons attached. (Sections 2.01 and 2.03 of the Senior Indenture) A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities represented by such Global Security. (Section 2.10 of the Senior Indenture and Section 2.15 of the Senior Subordinated and the Subordinated Indentures) The Prospectus Supplement relating to a series of Debt Securities denominated other than in U.S. Dollars will specify the authorized denominations thereof.

  During the "restricted period," as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7), no Bearer Debt Security may be offered or sold (or resold in connection with its original issuance) in the United States or its possessions or to a United States person (subject to certain exceptions). Further, no Bearer Debt Security may be mailed or otherwise delivered to any location in the United States or its possessions in connection with a sale that occurred during the restricted period. Offered Securities that are Bearer Debt Securities will be subject to certification requirements as to the ownership of such Bearer Debt Security (including beneficial interests in a Global Security representing such Bearer Debt Security) which will be described in the applicable Prospectus Supplement. See "Limitations on Issuance of Bearer Debt Securities."

REGISTRAR, PAYING AGENT, CONVERSION AGENT

  The Company will maintain an office or agency where Registered Debt Securities of each series may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Debt Securities of each series may be presented for payment ("Paying Agent") and an office or agency where Debt Securities of each series that is convertible may be presented for conversion ("Conversion Agent"). The Company may have one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents with respect to any series of Debt Securities and the Company or any of its subsidiaries may act as Paying Agent, Registrar or co-Registrar or Conversion Agent. Unless otherwise indicated in an applicable Prospectus Supplement, each Trustee will initially act as Paying Agent and Registrar for each series of Debt Securities issued under its respective Indenture and as Conversion Agent for any series that is convertible. The Company may change any Paying Agent, Registrar or co-Registrar or Conversion Agent at any time without notice to the holders of Debt Securities, except as described below with respect to Debt Securities issued under the Senior Indenture. The Company will promptly notify the Trustee of the name and address of any such Agent. (Section 2.05 of the Indentures)

  The Senior Indenture also provides that if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will maintain (i) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Debt Securities of that series may be presented or surrendered for payment and for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where Bearer Debt Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described under "Payment" below, and (ii) subject to any laws or regulations applicable thereto, in a place of payment for Debt Securities of that series located outside the United States, an office or agency where any Registered Debt Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where Debt Securities of that series and any related coupons may be presented and surrendered for payment, provided that if the Debt Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange. Any Paying Agents outside the United States initially designated by the Company for the Offered Securities will be named in the applicable Prospectus Supplement. The Company will promptly notify the Trustee and the holders of Debt Securities of a series of the location and any change in the location of any office or agency which it is required to maintain for the Debt Securities of such series. (Section 4.01 of the Senior Indenture)

TRANSFER AND EXCHANGE

  Registered Debt Securities of any series (other than a Global Security, except as provided under "Global Securities") will be exchangeable at the option of the holder for other Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.08 of the Indenture) In addition, if Debt Securities of any series issued under the Senior Indenture are issuable as both Registered Debt Securities and Bearer Debt Securities, then, if so provided with respect to the Debt Securities of such series, at the option of the holder and subject to the terms of such Indenture, Bearer Debt Securities (with, except as provided below, all related unmatured coupons and all related matured coupons in default) of such series will be exchangeable for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a regular date or, in certain circumstances, a special record date, for an interest payment and the relevant interest payment date shall be surrendered without the coupon relating to such interest payment date attached and interest will not be payable on such interest payment date in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon in accordance with the terms of the Senior Indenture. Unless otherwise specified in the applicable Prospectus Supplement, Bearer Debt Securities will not be issued in exchange for Registered Debt Securities. (Section 2.08 of the Senior Indenture)

  Debt Securities of any series may be surrendered for exchange as provided above, and Registered Debt Securities of any series (other than a Global Security, except as provided under "Global Securities") may be surrendered for registration of transfer, at the office or agency designated by the Company for such purpose with respect to such series of Debt Securities. Bearer Debt Securities will be transferable by delivery. (Section 2.14 of the Senior Indenture) Every Registered Debt Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed or accompanied by appropriate transfer documents duly executed. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any taxes and other governmental charges that may be imposed in relation thereto. (Section 2.08 of the Indentures)

  The Company and the Registrar need not transfer or exchange any Debt Securities selected for redemption or purchase (except, in the case of Debt Securities to be redeemed or purchased in part, the portion thereof not to be redeemed or purchased) or any Debt Securities in respect of which a notice requiring the purchase or redemption thereof by the Company at the option of the holder thereof has been given and not withdrawn by such holder in accordance with the terms of such Debt Securities (as described, if applicable, in the Prospectus Supplement) (except, in the case of Debt Securities to be so purchased or redeemed in part, the portion thereof not to be so purchased or redeemed). (Section 2.08 of the Indentures) A Bearer Debt Security so selected for redemption or purchase or in respect of which a notice requiring the redemption or purchase thereof by the Company at the option of the holder thereof has been given and not so withdrawn may however, if so provided with respect to the Debt Securities of such series, be exchanged for a Registered Debt Security of that series and like tenor, provided that such Registered Debt Security is simultaneously surrendered for redemption or purchase, as the case may be. (Section 2.08 of the Senior Indenture)

  The Senior Subordinated Indenture and the Subordinated Indenture also provide that the Registrar need not transfer or exchange any Debt Securities of a particular series during a period of 15 days before a selection of Debt Securities of such series to be redeemed. (Section 2.08 of the Senior Subordinated and the Subordinated Indentures) The Senior Indenture provides that the Company shall not be required to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (i) if Debt Securities of that series are issuable only as Registered Debt Securities, the date of the mailing of the relevant notice of redemption, and (ii) if Debt Securities of that series are issuable as Bearer Debt Securities, the date of the first publication of the relevant notice of redemption or, if Debt Securities of that series are also issuable as Registered Debt Securities and there is no publication, the mailing of the relevant notice of redemption. (Section 2.08 of the Senior Indenture)

  Prior to due presentment of a Registered Debt Security for registration to transfer, the person in whose name such Registered Debt Security is registered may be treated as the owner of it for all purposes. (Section 2.14 of the Indentures) The bearer of any Bearer Debt Security and the bearer of any coupon appertaining thereto may be treated as the owner of such Bearer Debt Security or coupon for all purposes. (Section 2.14 of the Senior Indenture)

GLOBAL SECURITIES

  The Indentures provide that the Debt Securities of any series thereunder may be issued in whole or in part in the form of one or more Global Securities, which Global Securities may be issued in registered form (or, in the case of Senior Debt Securities, bearer form) and in either temporary or permanent form. (Sections 2.10 and 2.11 of the Senior Indenture and Sections 2.11 and
2.15 of the Senior Subordinated and Subordinated Indentures) Each Global Security will be deposited with and, if it is issued in registered form, will be registered in the name of the depositary (or a nominee of the depositary) identified in the applicable Prospectus Supplement. (Section 2.10 of the Senior Indenture and Section 2.15 of the Senior Subordinated and Subordinated Indentures) So long as the depositary for a Global Security in registered form, or its nominee, is the registered owner of the Global Security, the depositary or its nominee, as the case may be, will be considered the sole owner of the Debt Securities represented by such Global Security for all purposes under the Indenture. (Section 2.14 of the Indentures) Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor. (Section 2.08 of the Indentures) Unless otherwise specified in the applicable Prospectus Supplement, if the depositary with respect to any Global Security is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days of such time, or if the Company, in its sole discretion, at any time determines that any series of Debt Securities issued or issuable in the form of a Global Security shall no longer be represented by such Global Security, then in either such event the Global Security shall be exchanged for Debt Securities in definitive form pursuant to the applicable Indenture. Further, if so specified by the Company with respect to the Debt Securities of a series and described in the applicable Prospectus Supplement, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities in authorized denominations and of like tenor of the series represented by such Global Security, equal in principal amount to such beneficial interest, and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Debt Securities). (Section 2.08 of the Indentures) See, however, "Limitations on Issuance of Bearer Debt Securities" below for a discussion of certain restrictions on the delivery of a Bearer Debt Security in definitive form in exchange for an interest in a Global Security. Except as described above, unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

  Any specific terms of the depositary arrangement with respect to a series of Debt Securities or any part thereof will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to beneficial interests of participants in the depositary), or by participants in the depositary or persons that may hold interest through such participants (with respect to beneficial interests of persons other than participants in the depositary). Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold interests through participants.

  Subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities" below, payments of the principal of and any premium and interest on Debt Securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Security for such debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.14 of the Indentures)

  The Company expects that the depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. With respect to a Global Security that represents in whole or in part Debt Securities of a series that are issuable as Bearer Debt Securities, receipt by owners of beneficial interests in such Global Security of payments in respect of such Global Security will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities" below.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Debt Securities (including beneficial interests in a Global Security that represents Bearer Debt Securities) may not be offered or sold (or resold in connection with their original issuance) during the "restricted period," as defined in Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), in the United States or its possessions or to United States persons (each as defined below) other than to (i) a Qualifying Foreign Branch of a United States Financial Institution (as defined below), (ii) a United States person who acquires and holds the obligation through the Qualifying Foreign Branch of a United States Financial Institution, (iii) a United States office of an "exempt distributor," as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(5), (iv) the United States office of an international organization, as defined in Section 7701(a)(18) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, or (v) the United States office of a foreign central bank, as defined in Section 895 of the code and the regulations thereunder. In addition, Bearer Debt Securities may not be delivered within the United States or its possessions in connection with a sale that occurred during the restricted period. Any underwriters, agents and dealers participating in the offering of Offered Securities must agree that they will not offer any Bearer Debt Securities for sale or resale in the United States or its possessions or the United States persons (other than a person specified in clause (i), (ii), (iii), (iv) or (v) above) or deliver Bearer Debt Securities within the United States or its possessions. The term "Qualifying Foreign Branch of a United States Financial Institution" means a branch located outside the United States of a United States financial institution (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)) that provides a certificate within a reasonable time (or a blanket certificate in the year the Debt Security is issued or either of the preceding two calendar years) stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder. The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof and an estate or trust the income of which is subject to United States federal income taxation regardless of its source; the term "United States" means the United States of America (including the States and the District of Columbia), and the term "possessions" includes, but is not limited to, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

  United States federal tax laws and regulations also require that the owner of an obligation issuable in bearer form or the financial institution (as defined in the preceding paragraph) or clearing organization through which the owner directly or indirectly holds such obligation must provide the issuer of the obligation with a certificate on the earlier of the date of the first actual payment of interest on the obligation or the date of delivery by the issuer of the obligation in definitive form stating that on such date the obligation is owned by (a) a person that is not a United States person, (b) a person described in clause (i) or (ii) of the preceding paragraph, or (c) a financial institution for purposes of resale during the restricted period, but not for resale directly or indirectly to a United States person or to a person within the United States or its possessions. A certificate described in clause
(a) or (b) above may not be given with respect to an obligation that is owned by a financial institution for purposes of resale during the restricted period. When the required certificate is provided by a clearing organization, the certificate must be based upon statements provided to it by its member organizations. For purposes of the foregoing, a "temporary global security," as defined in Treasury Regulation Section 1.163-5(c)(1)(ii)(B), is not considered to be an obligation in definitive form. In compliance with the foregoing, if the Offered Securities are of a series of Debt Securities issuable as Bearer Debt Securities, the delivery thereof (including delivery in exchange for an interest in a Global Security) and the payment of interest thereon, as applicable, will be subject to the satisfaction of certification requirements that will be specified by the Company in accordance with the Senior Indenture in connection with the establishment of such series and will be described in the applicable Prospectus Supplement. (Sections 2.02 and 2.04 of the senior Indenture) The Senior Indenture also provides that no Bearer Debt Security (including a Global Security that represents Bearer Debt Securities) will be mailed or otherwise delivered to any location in the United States or its possessions. (Section 2.04 of the Senior Indenture)

  Bearer Debt Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal

Revenue Code." Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Debt Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Debt Securities.

PAYMENT

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Debt Securities (other than a Global Security) will be made, subject to any applicable laws and regulations, at the offices of such paying Agent or paying Agents outside the United States as the Company may designate from time to time, except that, at the option of the company (or, if so specified in the applicable Prospectus Supplement, at the option of the holder), payment of interest may be made by check (provided the same is not mailed to an address inside the United States) or by wire transfer to an account located outside the United States maintained by the payee. (Sections 2.13 and 4.01 of the Senior Indenture) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. (Section 2.13 of the Senior Indenture) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Debt Securities denominated and payable in U.S. Dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. Dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 4.01 of the Senior Indenture)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Debt Securities (other than a Global Security) will be made at the office of such Paying Agent or paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register or, if so specified with respect to the Registered Debt Securities of any series issued under the Senior indenture, by wire transfer to an account designated by such person. Payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the regular record date (or, in the case of defaulted interest, special record date) for such interest payment. (Section 2.13 of the Indentures)

  All moneys paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof unless an applicable abandoned property law designates another person. (Section 8.03 of the Indentures)

AMENDMENT, SUPPLEMENT, WAIVER

  Subject to certain exceptions, the Indentures or the Debt Securities may be amended or supplemented, and any past default or compliance with any provision may be waived, insofar as the Debt Securities of any series are concerned, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series. (Sections 6.04 and 9.02 of the Indentures) Without the consent of any holder of Debt Securities, the Company and the Trustee may amend or supplement the Indentures or the Debt Securities to cure any ambiguity, defect or inconsistency, to permit or facilitate the issuance of Debt Securities in bearer form or to provide for uncertificated Debt Securities in global form in addition to certificated Debt Securities (so long as any "registration-required obligation," within the meaning of Section 163(f)(2) of the Code, is in registered form for purposes of the Code) or to make certain other specified changes or any change that does not materially adversely affect the rights of any holder of Debt Securities. (Section 9.01 of the Indentures)

SUCCESSOR CORPORATION

  The Company may not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another corporation unless (i) the successor corporation, which shall be a corporation organized under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Debt Securities and the Indentures, and (ii) after giving effect to such transaction, no Event of Default shall have occurred and be continuing. Thereafter, unless otherwise specified in the Prospectus Supplement, all such obligations of the Company terminate. (Section 5.01 of the Indentures)

DEFAULTS AND REMEDIES

  An Event of Default with respect to Debt Securities of any series is: (i) default for 30 days in payment of any interest on the Debt Securities of that series; (ii) default in payment of principal, premium or any other amount (other than interest) due in respect of the Debt Securities of that series at maturity, upon redemption (including default in the making of any mandatory sinking fund payment), upon purchase by the Company at the option of the holder or otherwise; (iii) failure by the Company for 30 days after receipt of written notice as provided in the Indentures to comply with any of its other agreements in the Indentures (other than agreements expressly included in the Indentures solely for the benefit of a series of Debt Securities other than that series or expressly made inapplicable to the Debt Securities of such series) or the Debt Securities of that series; (iv) (for purposes of the Senior Indenture only) acceleration of the maturity of any Debt of the Company (including Senior Debt Securities of any other series) if the aggregate principal amount (or, if applicable, issue price plus accrued original issue discount) of the Debt the maturity of which has been accelerated exceeds five percent (5%) of the aggregate principal amount of the Company's Funded Debt then outstanding and such Debt is not paid, or such acceleration is not rescinded or annulled or such acceleration is not contested by appropriate proceedings and all consequences thereof that would have a material adverse effect on the Company stayed, within 30 days after receipt of written notice as provided in the Senior Indenture; provided, however, that if, after the expiration of such 30-day period, the event of default that resulted in the acceleration of the maturity of such Debt of the Company is remedied or cured by the Company or waived by the holders of such Debt in any authorized manner or otherwise ceases to exist, then the Event of Default described in this clause (iv) resulting from such acceleration will be deemed cured and not continuing; and (v) certain events of bankruptcy or insolvency. (Section 6.01 of the Indentures) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may declare to be due and payable immediately (i) the principal amount of that series (or, if the Debt Securities of that series are Original Issue Discount Securities, that portion of the principal amount specified in the terms of that series) and (ii) accrued interest, if any, thereon. The Indentures provide for automatic acceleration of the maturity of such amounts upon the occurrence of certain events of bankruptcy or insolvency. (Section 6.02 of the Indentures) The Senior Indenture provides that a declaration of acceleration of the maturity of the Senior Debt Securities of any series as a result of an Event of Default described in clause (iv) above will be automatically annulled if (x) the acceleration of the Debt that is the subject of such Event of Default is declared void ab initio as a result of the Company's contest thereof or (y) the declaration of acceleration of such Debt is rescinded or annulled in any manner authorized by the instrument evidencing or creating such Debt within 90 days of the declaration of acceleration of the Senior Debt Securities of such series and, in the case of clause (y), the annulment of the declaration of acceleration under the Senior Indenture would not conflict with any judgment or decree, and, in the case of either clause (x) or (y), all other existing Events of Default (other than the non-payment of amounts that have become due with respect to such Senior Debt Securities solely by such acceleration) with respect to Senior Debt Securities of that series have been cured or waived. (Section 6.02 of the Senior Indenture) Holders of Debt Securities may not enforce the Indentures or the Debt Securities except as provided in the Indentures. (Section 6.06 of the Indentures) The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Section 7.01 of the Indentures) Subject to certain limitations, holders of a majority in aggregate principal amount of the Debt Securities of any series may direct the Trustee in its exercise of any trust or power with respect to the Debt Securities of that series. (Section 6.05 of the Indentures) The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal, premium, if any, interest or other amounts due) if it determines that withholding notice is in their interest. (Section 7.05 of the Indentures) The Company is required to file periodic reports with the Trustee as to the absence of default. (Section 4.07 of the Senior Indenture and Section 4.03 of the Senior Subordinated and Subordinated Indentures)

NO PERSONAL LIABILITY

  No past, present or future director, officer, employee or stockholder, as such, of the Company or any successor hereof shall have any liability for any obligations of the Company under the Debt Securities or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities by accepting a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debt Securities. (Section 11.11 of the Senior Indenture and Section 12.11 of the Senior Subordinated and Subordinated Indentures)

SATISFACTION AND DISCHARGE

  The Company's obligations under the Debt Securities of any series and the applicable Indenture with respect to such series (except for the obligation to pay the principal of and premium and interest, if any, on the Debt Securities of such series and certain other specified obligations) will be satisfied and discharged in accordance with the provisions of the Indenture if either (i) all Debt Securities of such series and coupons, if any, appertaining thereto previously authenticated and delivered (other than destroyed, lost or wrongfully-taken Debt Securities or coupons which have been replaced or paid, Debt Securities or coupons for whose payment money has theretofore been held in trust and, after remaining unclaimed for two years, has been repaid to the Company, and certain coupons appertaining to Bearer Securities surrendered for exchange, redemption or purchase) have been delivered to the Trustee for cancellation or (ii) the company irrevocable deposits in trust with the Trustee money or U.S. Government Obligations (or, in the case of the Senior Indenture, Government Obligations) sufficient to pay the principal of and premium and interest, if any, on all Debt Securities of such series and coupons, if any, appertaining thereto not theretofore cancelled or delivered to the Trustee for cancellation (other than Debt Securities and coupons referred to in the parenthetical in clause (i) above) to maturity or redemption, as the case may be. (Section 2.01 of the Indentures)

THE TRUSTEES

  The Bank of New York acts as depositary for funds of, makes loans to, and performs other services for the Company and certain of its affiliates in the normal course of business and acts as trustee with respect to certain outstanding senior indebtedness of the Company. The Bank of New York serves as transfer agent and registrar for each series of the Parent's common stock and for the Parent's Class B 6% Cumulative Redeemable Exchangeable Junior preferred Stock. John C. Malone, a director of the Company, is a director of The Bank of New York.

  Information with respect to the Trustees under the Senior Subordinated Indenture and the Subordinated Indenture shall be provided in the applicable Prospectus Supplement.

  Any Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee provided it complies with the terms of the Indenture. (Section 7.03 of the Indentures)

ADDITIONAL INFORMATION

  The Indentures (or form thereof, as the case may be) are exhibits to the Registration Statement. Anyone who receives this Prospectus may obtain copies of the Indentures (or form thereof, as the case may be) without charge by writing to Stephen M. Brett, Esq., Senior Vice President of the Company, at the address set forth under "The Company." The foregoing summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions of certain terms. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference.

                             PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities on a negotiated or competitive bid basis to or through underwriters or dealers, and also may sell the Offered Securities directly to other purchasers or through agents.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If Offered Securities are offered on a competitive bid basis, the Company will receive bids by telephone or otherwise prior to a designated time. Each bid will be required to be made for all Offered Securities and the Company will reserve the right to reject all bids. If any bid is accepted, the Company will accept the qualified bid which in its sole and final determination will result in the lowest annual cost of money to it for the Offered Securities. No underwriter will be entitled to submit or participate as a bidder in more than one bid.

  If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities. Unless otherwise indicated in the Prospectus Supplement, the obligations of any underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased.

  If a dealer is utilized in the sale, the Company will sell the Offered Securities to the dealer as principal. The dealer may then resell the Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

  Offers to purchase Offered Securities may be solicited by the Company or agents designated by the Company from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Each underwriter, dealer and agent participating in the distribution of any Offered Securities which are issuable in bearer form will agree that it will not, directly or indirectly, offer any Offered Securities in bearer form for sale or resale in the United States or its possessions or to United States persons (subject to certain exceptions) or deliver any Offered Securities in bearer form within the United States or its possessions. See "Description of Debt Securities--Limitations on Issuance of Bearer Debt Securities."

  In connection with the sale of the Offered Securities, underwriters, dealers and agents may receive compensation in the form of discounts, concessions or commissions from the Company or from purchasers of the Offered Securities for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from the Company and any profits on the resale of the Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter will be identified and any such compensation received from the Company will be described in the Prospectus Supplement.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  The anticipated place and time of delivery for the Offered Securities will be set forth in the Prospectus Supplement.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Debt Securities, the Series A TCI Group Common Stock and the Guarantees, if any, offered hereby will be passed upon for the Company and the Parent by Baker & Botts, L.L.P., 885 Third Avenue, New York, New York 10022-4834. Jerome H. Kern, a partner of Baker & Botts, L.L.P. is a director of Tele-Communications, Inc. Mr. Kern holds options to purchase shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock issued by the Parent.

                                    EXPERTS

  The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1994, and the related financial statement schedules, which appear in Tele-Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Investments in Certain Debt and Equity Securities," in 1994.

  The consolidated balance sheets of TCI Communications, Inc. (formerly Tele-Communications, Inc.) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholder's(s') equity, and cash flows for each of the years in the three year period ended December 31, 1994, and the related financial statement schedules, which appear in TCI Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Standards No. 115, "Accounting for Investments in Certain Debt and Equity Securities," in 1994.

  The consolidated balance sheets of TeleWest Communications plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended 31 December 1994, which appear in 31 December 1994 Annual Report on Form 10-K of Tele-Communications, Inc., as amended, have been incorporated by reference herein in reliance upon the report of KPMG, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Balgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Finsterbusch Pickenhavn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the January 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

  The financial statements of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993 incorporated in this Prospectus by reference to the Company's and TCI's Current Report on Form 8-K dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT. THIS PRO-SPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUP-PLEMENT, THE PROSPECTUS OR ANY PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE IN-FORMATION HEREIN OR IN THE PROSPECTUS OR ANY PRICING SUPPLEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Description of Notes.......................................................  S-2
Book-Entry System.......................................................... S-16
Certain United States Tax Considerations................................... S-17
Plan of Distribution....................................................... S-23
                                   PROSPECTUS
Available Information......................................................    2
Incorporation of Documents by Reference....................................    2
The Company and TCI........................................................    4
Use of Proceeds............................................................    4
Ratio of Earnings to Fixed Charges.........................................    4
Description of Debt Securities.............................................    5
Plan of Distribution.......................................................   24
Legal Matters..............................................................   25
Experts....................................................................   25

================================================================================


================================================================================

                            TCI COMMUNICATIONS, INC.

                                  $750,000,000

                          MEDIUM-TERM NOTES, SERIES C
                               DUE NINE MONTHS OR
                            MORE FROM DATE OF ISSUE

                            ----------------------

                             PROSPECTUS SUPPLEMENT

                            ----------------------

                              MERRILL LYNCH & CO.

                                CS FIRST BOSTON

                                LEHMAN BROTHERS

                              SALOMON BROTHERS INC

                                          , 1995

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

  The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with all offerings pursuant to this Registration Statement are currently anticipated to be as follows:

     Registration Fee............................................ $1,034,482.76
     Blue Sky Fees and Expenses (including counsel fees).........        20,000
     Printing and Engraving Expenses.............................       100,000
     Legal Fees and Expenses.....................................       200,000
     Accounting Fees and Expenses................................        75,000
     Fees of Indenture Trustee...................................        45,000
     Rating Agency Fees..........................................       270,000
     Miscellaneous...............................................     55,517.24
                                                                  -------------
         Total................................................... $   1,800,000
                                                                  =============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

  Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

  Articles SEVENTH and EIGHTH of the Company's Restated Certificate of Incorporation provide as follows:

    "SEVENTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article SEVENTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article SEVENTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

    EIGHTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

    Article V, Section E of the Parent's Restated Certificate of
  Incorporation provides as follows:

      "1. Limitation on Liability.

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

      2. Indemnification.

      (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

      (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other right which such person may [have] or hereafter acquire under any statute, provision of this Certificate the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

      3. Amendment or Repeal.

    Any repeal or modification of the foregoing provisions of this Section shall not adversely affect any right or protection hereunder or any person in respect of any act or omission occurring prior to the time of such repeal or modification."

  Article II, Section 2.9 of the Parent's Bylaws also contains an indemnity provision, requiring the Parent to indemnify members of the Board of Directors and officers of the Parent and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the laws of the State of Delaware and the Parent's Certificate of Incorporation, as then or thereafter in effect.

  The Parent has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Parent or is or was serving at the Parent's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Parent if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Part determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys'
fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Parent or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" of the Parent (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnify and the right to advancement of Expenses. The Parent will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Parent.

  The indemnification agreements impose upon the Parent the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Parent's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any Parent director or officer if there is such a policy.

  The Company and the Parent may purchase liability insurance policies covering its directors and officers.

  In addition, pursuant to Section 6 of the form of Underwriting Agreement, the Underwriter or Underwriters will agree, and pursuant to Section 9 of the form of Distribution Agreement, the Agent or Agents will agree, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended, against certain civil liabilities including civil liabilities under the Securities Act.

ITEM 16. EXHIBITS.

  1.1 Form of Underwriting Agreement.
  1.2 Form of Distribution Agreement.
  4.1 Form of Senior Indenture between the Registrant and The Bank of New York, as Trustee, as amended.
  4.2 Form of Senior Subordinated Indenture.
  4.3 Form of Subordinated Indenture.
  4.4 Form of Fixed Rate Medium-Term Note Series C.
  4.5 Form of Floating Rate Medium-Term Note Series C.
  4.6 Restated Certificate of Incorporation of the Company dated as of August
       4, 1994. (Incorporated herein by reference to Exhibit 3.3 of the
       Company's Annual Report on Form 10-K for the year ended December 31,
       1994, as amended by Form 10-K/A (Amendment No. 1) (Commission File No.
       0-5550)).
  4.7 Restated Certificate of Incorporation of the Parent dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October
       21, 1994, January 26, 1995, August 3, 1995 and August 3, 1995.
       (Incorporated herein by reference to Exhibit 99.1 of the Parent's
       Current Report on Form 8-K, dated August 10, 1995 (Commission File No.
       0-20421)).
  4.8 Bylaws of the Company as adopted August 4, 1994 (Incorporated herein by reference to Exhibit 3.4 of the Company's Annual Report on Form 10-K for
       the year ended December 31, 1994, as amended by Form 10-K/A (Amendment
       No. 1) (Commission File No. 0-5550)).
  4.9 Bylaws of the Parent as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Parent's Annual Report on Form 10-K for
       the year ended December 31, 1994, as amended by Form 10-K/A (Amendment
       No. 1) (Commission File No. 0-20421)).
  5   Opinion of Baker & Botts, L.L.P. regarding the legality of the securities being registered.
  8   Opinion of Baker & Botts, L.L.P. regarding certain tax matters.
 12   Calculation of Ratios of Earnings to fixed Charges of the Company.
 23.1 Consent of KPMG Peat Marwick LLP.
 23.2 Consent of KPMG Peat Marwick LLP.
 23.3 Consent of KPMG.
 23.4 Consent of KPMG Finsterbusch Pickenhayn Sibille.
 23.5 Consent of KPMG Peat Marwick LLP.
 23.6 Consent of Price Waterhouse, LLP.
 23.7 Consent of Baker & Botts, L.L.P. (included in Exhibit 5 and Exhibit 8).
 24   Power of Attorney (included on pages II-8 and II-9).

 25.1 Statement of Eligibility of The Bank of New York, as Trustee, on Form T-
       1.
 25.2 Statement of Eligibility of the Trustee under the Senior Subordinated
       Indenture, on Form T-1+.
 25.3 Statement of Eligibility of the Trustee under the Subordinated Indenture, on
       Form T-1.+

--------
+ To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture
  Act of 1939, as amended, and the rules and regulations prescribed by the Commission thereunder.

ITEM 17. UNDERTAKINGS

  The undersigned Registrants hereby undertake:
    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) If any of the Offered Securities are offered at competitive bidding,
  (a) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement together with any supplements thereto and (b) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

    (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON SEPTEMBER 29, 1995.

                                          TCI Communications, Inc.

                                                   /s/ Stephen M. Brett
                                          By: _________________________________
                                            NAME: STEPHEN M. BRETT
                                            TITLE: EXECUTIVE VICE-PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON SEPTEMBER 29, 1995.

                                          Tele-Communications, Inc.

                                                   /s/ Stephen M. Brett
                                          By: _________________________________
                                            NAME: STEPHEN M. BRETT
                                            TITLE: EXECUTIVE VICE-PRESIDENT

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq., and Elizabeth M. Markowski, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----


           /s/ Bob Magness             Chairman of the             9/29/95
-------------------------------------   Board and Director
            (BOB MAGNESS)               of the Company


         /s/ John C. Malone            Director of the             9/29/95
-------------------------------------   Company
          (JOHN C. MALONE)


         /s/ Donne F. Fisher           Director of the             9/29/95
-------------------------------------   Company
          (DONNE F. FISHER)


       /s/ Brendan R. Clouston         President of the            9/29/95
-------------------------------------   Company (Principal
        (BRENDAN R. CLOUSTON)           Executive Officer)


         /s/ Gary K. Bracken           Senior Vice                 9/29/95
-------------------------------------   President and
          (GARY K. BRACKEN)             Controller of the
                                        Company (Principal
                                        Financial and
                                        Accounting Officer)

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq., and Elizabeth M. Markowski, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents on their substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----

           /s/ Bob Magness              Chairman of the            9/29/95
-------------------------------------    Board and Director
            (BOB MAGNESS)                of TCI


         /s/ John C. Malone             President and              9/29/95
-------------------------------------    Director of TCI
          (JOHN C. MALONE)               (Principal
                                         Executive Officer)


         /s/ Donne F. Fisher            Executive Vice             9/29/95
-------------------------------------    President and
          (DONNE F. FISHER)              Director of TCI
                                         (Principal
                                         Financial and
                                         Accounting Officer)


        /s/ John W. Gallivan            Director of TCI            9/13/95
-------------------------------------
         (JOHN W. GALLIVAN)


           /s/ Kim Magness              Director of TCI            9/29/95
-------------------------------------
            (KIM MAGNESS)


         /s/ Robert A. Naify            Director of TCI            9/29/95
-------------------------------------
          (ROBERT A. NAIFY)

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----

         /s/ Jerome H. Kern             Director of TCI            9/29/95
-------------------------------------
          (JEROME H. KERN)


           /s/ Tony Coelho              Director of TCI            9/29/95
-------------------------------------
            (TONY COELHO)


          /s/ R. E. Turner              Director of TCI            9/29/95
-------------------------------------
           (R. E. TURNER)

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                          EXHIBIT                               PAGE
 -------                         -------                           ------------
   1.1   Form of Underwriting Agreement.
   1.2   Form of Distribution Agreement.
   4.1   Form of Senior Indenture between the Registrant and The
          Bank of New York, as Trustee, as amended.
   4.2   Form of Senior Subordinated Indenture.
   4.3   Form of Subordinated Indenture.
   4.4   Form of Fixed Rate Medium-Term Note Series C.
   4.5   Form of Floating Rate Medium-Term Note Series C.
   4.6   Restated Certificate of Incorporation of the Company
          dated as of August 4, 1994. (Incorporated herein by
          reference to Exhibit 3.3 of the Company's Annual
          Report on Form 10-K for the year ended December 31,
          1994, as amended by Form 10-K/A (Amendment No. 1)
          (Commission File No. 0-5550)).
   4.7   Restated Certificate of Incorporation of the Parent
          dated August 4, 1994, as amended on August 4, 1994,
          August 16, 1994, October 11, 1994, October 21, 1994,
          January 26, 1995, August 3, 1995 and August 3, 1995.
          (Incorporated herein by reference to Exhibit 99.1 of
          the Parent's Current Report on Form 8-K, dated August
          10, 1995 (Commission File No. 0-20421)).
   4.8   Bylaws of the Company as adopted August 4, 1994
          (Incorporated herein by reference to Exhibit 3.4 of
          the Company's Annual Report on Form 10-K for the year
          ended December 31, 1994, as amended by Form 10-K/A
          (Amendment No. 1) (Commission File No. 0-5550)).
   4.9   Bylaws of the Parent as adopted June 16, 1994
          (Incorporated herein by reference to Exhibit 3.2 of
          the Parent's Annual Report on Form 10-K for the year
          ended December 31, 1994, as amended by Form 10-K/A
          (Amendment No. 1) (Commission File No. 0-20421)).
   5     Opinion of Baker & Botts, L.L.P. regarding the legality
          of the securities being registered.
   8     Opinion of Baker & Botts, L.L.P. regarding certain tax
          matters.
  12     Calculation of Ratios of Earnings to fixed Charges of
          the Company.
  23.1   Consent of KPMG Peat Marwick LLP.
  23.2   Consent of KPMG Peat Marwick LLP.
  23.3   Consent of KPMG.
  23.4   Consent of KPMG Finsterbusch Pickenhayn Sibille.
  23.5   Consent of KPMG Peat Marwick LLP.
  23.6   Consent of Price Waterhouse LLP.
  23.7   Consent of Baker & Botts, L.L.P (included in Exhibit 5
          and Exhibit 8).
  24     Power of Attorney (included on pages II-8 and II-9).
  25.1   Statement of Eligibility of The Bank of New York as
          Trustee, on
          Form T-1.
  25.2   Statement of Eligibility of the Trustee under the
          Senior Subordinated Indenture, on Form T-1.+
  25.3   Statement of Eligibility of the Trustee under the
          Subordinated Indenture, on Form T-1.+

--------
+ To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture
   Act of 1939, as amended, and the rules and regulations prescribed by the Commission thereunder.